UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KINDER MORGAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Dallas, Suite 1000
Houston, Texas 77002

March 30, 2012

To our stockholders:

     You are cordially invited to attend the annual meeting of our stockholders to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on Wednesday, May 9, 2012 at 10:00 a.m. local time. The meeting has been called by our Board of Directors.

     The accompanying proxy statement describes the matters to be presented for approval at the annual meeting. In summary, the agenda of the meeting will include: the election of the nominated directors; the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012; the approval, on an advisory basis, of the compensation of our named executive officers; and an advisory vote on the frequency with which we will hold an advisory vote on the compensation of our named executive officers. There will also be a report from management on our performance during 2011 and an opportunity to ask questions about the company.

     Representation of your shares at the meeting is very important. We urge each stockholder, whether or not you plan to attend the meeting, to vote promptly by proxy. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

     Thank you for your continued support. We look forward to seeing you on May 9.

Sincerely,
/s/ RICHARD D. KINDER
Richard D. Kinder Chairman and Chief Executive Officer

500 Dallas, Suite 1000
Houston, Texas 77002
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2012
_______________

To our stockholders:

We, the Board of Directors of Kinder Morgan, Inc., give notice that the 2012 Annual Meeting of our Stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Wednesday, May 9, 2012, beginning at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

(1)	the election of the nominated directors;

(2)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers; and

(4)	the frequency with which we will hold an advisory vote on the compensation of our named executive officers.

We have set the close of business on March 19, 2012 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. A list of all stockholders entitled to vote is on file at our principal offices at 500 Dallas, Suite 1000, Houston, Texas 77002, and will be available for inspection for any purpose germane to the Annual Meeting by any stockholder during the meeting.

If you cannot attend the meeting, you may vote over the telephone or the Internet or by mailing a completed proxy card, all as described in the attached proxy statement. Any stockholder attending the meeting may vote in person, even though he or she has already voted by proxy.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,
/s/ RICHARD D. KINDER
Richard D. Kinder Chairman and Chief Executive Officer

March 30, 2012
Houston, Texas

500 Dallas, Suite 1000
Houston, Texas 77002

TABLE OF CONTENTS

Information About the Annual Meeting and Voting	1
Defined Terms	5
Corporate Governance	7
The Board of Directors and Its Committees	11
Certain Relationships and Related Party Transactions	18
Security Ownership of Certain Beneficial Owners and Management	26
Executive Officers	32
Executive Compensation	33
Director Compensation	47
Performance Graphs	49
Item 1 – Election of Directors	51
Item 2 – Ratification and Approval of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Accounting Firm	55
Item 3 – Advisory Vote on Executive Compensation 56	56
Item 4 – Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation	58
Other Matters	59
Additional Information	59

500 Dallas, Suite 1000
Houston, Texas 77002
_______________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2012
_______________

Our Board of Directors is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at our 2012 Annual Meeting of Stockholders and any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, May 9, 2012, beginning at 10:00 a.m. local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas.

In accordance with the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials to our stockholders by providing access to such documents on the Internet. Accordingly, on or about March 30, 2012, an Important Notice Regarding the Availability of Proxy Materials (“Notice”) will be mailed to our stockholders of record. Beginning on March 30, 2012, stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them, by following the instructions on the Notice.

Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “us,” “we,” “our,” or “company” are to Kinder Morgan, Inc.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

All stockholders who owned any class of our common stock of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held at the close of business on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What is the record date of the Annual Meeting?

March 19, 2012 at 5:00 p.m. Eastern Time is the record date for determining those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

This year, in connection with SEC rules that allow companies to furnish their proxy materials over the Internet, we have sent to our stockholders an Important Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates the election.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote over the Internet, by requesting and returning a signed paper proxy card, or by submitting a ballot at the Annual Meeting.

How do I vote?

You may vote your shares by any of the following methods:

•
By Telephone or Internet — If you are a registered holder of Class P shares and have telephone or Internet access, you may submit your proxy vote by following the instructions provided in the Notice. If your Class P shares are held beneficially in street name, you may submit your proxy vote by telephone or Internet by following the instructions on the voting instruction form you receive from your broker, trustee or nominee.

•
By Mail — You may submit your proxy vote by mail by requesting and returning a signed paper proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting by mail instructions included on the voting instruction form provided by your broker, trustee or nominee. If you provide specific voting instructions, your shares will be voted as you have instructed.

•
In Person at the Annual Meeting — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the Annual Meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote over the telephone or the Internet in advance of the Annual Meeting.

How can I access the proxy materials over the Internet?

You can view the proxy materials related to the Annual Meeting on the Internet website www.envisionreports.com/KMII.  Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.

You also may access the proxy materials through our website at www.kindermorgan.com/annualmeeting.

What does it mean if I receive more than one Notice?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please vote using each control number to ensure that all your shares are voted.

What am I being asked to vote on and what does our Board of Directors recommend?

You are being asked to vote on

•	the election of the nominated directors;

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

•	the approval, on an advisory basis, of the compensation of our named executive officers; and

•	the frequency with which we will hold an advisory vote on the compensation of our named executive officers.

Our Board of Directors recommends a vote FOR the election of the nominated directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 and the approval, on an advisory basis, of the compensation of our named executive officers. Our Board recommends that you vote to hold an advisory vote on the compensation of our named executive officers every THREE years. Please read this proxy statement carefully because it contains information that should be useful to you in determining how to vote.

How many votes do I have?

You owned our common stock as of the close of business on the record date and are authorized to vote those shares at the Annual Meeting, even if you subsequently sell them. You have one vote for each share of Class P common stock and each share of Class A common stock that you owned at the close of business on the record date. You have 1/10th of one vote for each share of Class B common stock and each share of Class C common stock that you owned at the close of business on the record date. However, owning the Class B common stock and Class C common stock only entitles you to vote on the election of directors.

What are the voting rights of stockholders?

Each outstanding share of Class P common stock and Class A common stock will be entitled to one vote on each matter to be considered. Each outstanding share of Class B common stock and Class C common stock will be entitled to 1/10th of one vote on the election of directors only. There is no cumulative voting.

How many shares must be present to conduct the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the Annual Meeting. As of the record date, 170,922,605 shares of Class P common stock, 535,972,387 shares of Class A common stock, 94,132,596 shares of Class B common stock and 2,318,258 shares of Class C common stock were issued and outstanding. Because the holders of Class B common stock and Class C common stock are entitled to 1/10th of one vote per share on the election of directors, the outstanding Class B shares and Class C shares represent 9,645,085 votes in the aggregate. As a result, shares of common stock representing at least 358,270,039 votes must be present in person or by proxy to constitute a quorum.

Your common stock will be counted as present at the Annual Meeting if you:

•	are present at the Annual Meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the Annual Meeting.

If my shares are held in a brokerage account, will my broker vote my shares for me?

Maybe not. Unless you provide voting instructions to any broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of the appointment of our independent registered public accounting firm. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

What happens if I do not specify a choice for a proposal when returning a proxy?

If you complete and properly sign a paper proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. If you are a street name stockholder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP. However, without your voting instructions, your broker may not vote on the election of directors, on the advisory vote on executive compensation or on the frequency of holding an advisory vote on executive compensation, and a “broker non-vote” will occur, which means your vote will not be counted.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or Internet, so long as you do so by the deadline of 12:00a.m. Eastern Time on May 9, 2012. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your notice of revocation or your new proxy card to our corporate secretary at 500 Dallas Street, Suite 1000, Houston, Texas 77002. Finally, you may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, without voting in person, will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the Annual Meeting.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes of the shares present, in person or represented by proxy, and entitled to vote on the election of directors, is required for the election of directors. An instruction to “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares entitled to vote that are present, in person or by proxy, will be required for approval. An instruction to “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in street name, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares voted for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Could other matters be decided at the Annual Meeting?

If any other matters properly arise at the Annual Meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see “Other Matters” in this proxy statement.

Do I have any dissenters’ rights?

No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

In addition to the business of voting on matters presented at the Annual Meeting and tabulating and reporting the results, our management will report on our performance during fiscal 2011 and respond to questions from stockholders.

Please note that if you hold your shares in street name, that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date and check in at the registration desk at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be reported in a current report on Form 8-K we will file with the Securities and Exchange Commission within four business days after the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay all Annual Meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in transmitting such material. Georgeson Inc., Computershare Investor Services and Broadridge will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay to third parties approximately $75,000 plus out-of-pocket expenses, for these services.

If you vote by telephone or the Internet or mail a proxy card, any telephone or Internet access or postage charges will be borne by you.

How can I find more information about Kinder Morgan?

There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains these reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to our corporate name or to our SEC file number, 1-35081. You also may read and copy any document we file at the SEC’s public reference room located at:

100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

Because our Class P common stock is listed on the New York Stock Exchange, our reports, proxy statements and other information can be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.

You may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 500 Dallas Street, Suite 1000, Houston, Texas 77002.  You also may locate copies of our filings by visiting our website at www.kindermorgan.com.

DEFINED TERMS

The following terms are used as described in this proxy statement:

•	“El Paso” means El Paso Corporation, a Delaware corporation;

•	“Going Private Transaction” refers to the transaction whereby KMK, then known as Kinder Morgan, Inc., was acquired by us in May 2007;

•
“initial public offering” refers to the February 2011 initial public offering of our Class P common stock following our conversion from a Delaware limited liability company named Kinder Morgan Holdco LLC to a Delaware corporation named Kinder Morgan, Inc. and the conversion of our then-outstanding units into classes of our capital stock. All of the common stock that was sold in the offering was sold by the Sponsor Investors;

•	“investor retained stock” means all of our outstanding Class A shares, Class B shares and Class C shares, all of which are currently owned by the Investors;

•	“Investors” refers to Richard D. Kinder, our Chairman and Chief Executive Officer, the Sponsor Investors, the Original Stockholders and Other Management, collectively;

•	“Kinder Morgan Holdco LLC” refers to the Delaware limited liability company from which we were converted in connection with our initial public offering;

•	“KMK” means Kinder Morgan Kansas, Inc., a Kansas corporation, our indirectly wholly-owned subsidiary which was merged with and into us on February 29, 2012;

•
“KMP” means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership, with its common units traded on the NYSE under the symbol “KMP.” KMP is one of the largest publicly-traded pipeline limited partnerships in the United States in terms of market capitalization, and we indirectly own the general partner interest of KMP;

•
“KMR” means Kinder Morgan Management, LLC, a Delaware limited liability company, with its shares traded on the NYSE under the symbol “KMR.” The general partner of KMP, Kinder Morgan G.P., Inc., has delegated to KMR, to the fullest extent permitted under Delaware law and the KMP partnership agreement, all of its rights and powers to manage and control the business and affairs of KMP, subject to Kinder Morgan G.P., Inc.'s right to approve specified actions;

•	“NYSE” means the New York Stock Exchange;

•
“Original Stockholders” refers to, collectively, Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders;

•	“Other Management” refers to a number of members of our management, other than Richard D. Kinder, who own our Class A, Class B and Class C shares; and

•	“Sponsor Investors” refers to funds advised by or affiliated with Goldman Sachs & Co., Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC which hold our Class A shares.

CORPORATE GOVERNANCE

The Board of Directors is responsible to our stockholders for the oversight of the company and recognizes that effective corporate governance is critical to achieving our performance goals while maintaining the trust and confidence of investors, employees, business partners and regulatory agencies. The Board of Directors has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board which are posted on our website at www.kindermorgan.com in the Corporate Governance sub-section of the section entitled “About Us”.

Independence of Board Members

Our Board has affirmatively determined that, based on a consideration of all relevant facts and circumstances, each of the following directors has no material relationship with us and is independent, as that term in used the NYSE Listed Company Manual and as described in our Governance Guidelines: Ms. Macdonald and Messrs. Cornell, Miller, Morgan, Pontarelli, Sarofim, Staff, Stokes, Tekkora and Youngkin. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.

In making its independence determination, the Board considered the following relationships between our directors and us and found that they were not material and, thus, did not impair the affected director’s independence from us:

•
Messrs. Cornell and Pontarelli are managing directors of Goldman, Sachs & Co., which may be deemed to beneficially own, through affiliated investment funds, approximately 19 percent of the shares of our Class P common stock on a fully converted basis, making it the second largest beneficial owner of us. See “Security Ownership of Certain Beneficial Owners and Management—Amount and Nature of Beneficial Ownership of Our Class P Common Stock.” In addition, Goldman, Sachs & Co. has acted as an underwriter in our initial public offering and securities offerings by KMP in the past and an affiliate of Goldman, Sachs & Co. is a lender under our and KMP’s credit facilities;

•
Mr. Tekkora is a managing director of Riverstone Holdings LLC, which may be deemed to beneficially own, through affiliated investment funds, approximately ten percent of the shares of our Class P common stock on a fully converted basis. See “Security Ownership of Certain Beneficial Owners and Management—Amount and Nature of Beneficial Ownership of Our Class P Common Stock.” In addition, Riverstone Holdings LLC is an investor in an entity that is a party to a definitive agreement to acquire El Paso’s exploration and production business that is expected to close around the same time as our acquisition of El Paso;

•
Mr. Morgan is chairman and chief executive officer of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Mr. Kinder and Mr. Sarofim. The amounts invested with Triangle Peak Partners by Messrs. Kinder and Sarofim represent, in each case, insignificant percentages of their personal wealth; and

•
Mr. Staff’s brother is a partner in a law firm that has performed services for KMP for several years, but his brother has not performed work on any Kinder Morgan-related matters. The fees received by this law firm for Kinder Morgan-related matters have not exceeded $1 million in any of the last three fiscal years.

Board Leadership Structure and Lead Director

Richard D. Kinder has served as both Chairman of the Board and Chief Executive Officer of Kinder Morgan and its predecessors since his election in 1999. Subject to review from time to time, the Board has determined to continue to combine the office of Chairman of the Board and the office of Chief Executive Officer. We believe that this leadership structure has proven effective for us in the past and continues to best serve our interests and those of our stockholders for the following reasons:

•
Mr. Kinder’s experience as our Chairman of the Board and Chief Executive Officer since 1999 provide him with a familiarity with our strategy, operations and finances that can be matched by no one else;

•	In his dual role, Mr. Kinder may act as a bridge between the Board of Directors and management so that they act with a common purpose on strategic and tactical matters; and

•	Mr. Kinder’s significant equity ownership in us aligns his economic interests with those of our other stockholders.

Accordingly, we believe that consolidating the positions of Chairman and Chief Executive Officer in Mr. Kinder most effectively coordinates the leadership and advisory roles of the Board with the strategic and operational expertise of our management team.

The company is committed to the highest standards of corporate governance, and the Board of Directors has put in place the following measures to ensure that the company maintains these standards:

•	Ten of our thirteen directors are independent, as described above;

•
Mr. Morgan, one of our independent directors, has been appointed by the Board as lead director. In his role as lead director, Mr. Morgan is responsible for moderating executive sessions of the Board’s non-management directors, acting as principal liaison between the non-management directors and Chief Executive Officer on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer’s performance and presenting such evaluation to the Chief Executive Officer;

•
Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed of and chaired by non-management directors who meet the independence requirements of the NYSE and our Governance Guidelines;

•	The Compensation Committee annually reviews Mr. Kinder’s performance and determines his compensation;

•	The Nominating and Governance Committee is responsible for succession planning for senior management, including for the office of Chief Executive Officer;

•
Non-management directors meet regularly, without the participation of the company’s senior management, to review matters concerning the relationship of the board with members of the company’s management and such other matters as the lead director and participating directors may deem appropriate; and

•
Each year, the Nominating and Governance Committee conducts an annual review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.

The Board’s Role in Risk Oversight

The Board has oversight responsibility with regard to assessment of the major risks inherent in the business of the company and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to the company’s risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to the processes and controls established by the company to assess, monitor, manage and mitigate the company’s significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with the company’s internal and independent auditors. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation-program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on the company. The Nominating and Governance Committee assists the Board in fulfilling its risk oversight responsibilities relating to the management of risks associated with corporate governance, board organization and membership, and policies governing conflicts of interest.

Stockholder Communications With Our Board of Directors

Interested parties may contact our lead director, Mr. Morgan, the chairpersons of any of the Board’s committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: General Counsel, or by e-mail within the “Contact Us” section of our Internet website, at www.kindermorgan.com. Any communication should specify the intended recipient.

All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay all such communications to the appropriate director or directors unless our investor relations department determines that the communication:

•	does not relate to our business or affairs or the functioning or Governance Guidelines of our Board of Directors or the functioning or charter of any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of our Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.  Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our investor relations department will retain copies of all recommendations received pursuant to these procedures for a period or at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Material Proceedings

There are no material proceedings to which any director, officer or affiliate of ours or any record or beneficial owner of more than five percent of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.

Contributions to Charitable Organizations

In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member is an executive officer that exceeded the greater of $1 million or two percent of such tax-exempt organization’s consolidated gross revenue.

Annual Meeting Attendance

Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. We did not hold an annual meeting during 2011.

Additional Corporate Governance Information

We make available free of charge within the “About Us” information section of our Internet website, at www.kindermorgan.com, the Governance Guidelines, the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the chief executive officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics that would otherwise be disclosed on Form 8-K and any waiver from a provision of that code granted to our executive officers or directors that would otherwise be disclosed on Form 8-K on our Internet website within four business days following such amendment or waiver.  The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors has established standing committees to assist the Board in carrying out its duties, and we describe the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, their respective membership during 2011 and their principal responsibilities below.  The following directors are members of the Audit, Compensation and/or Nominating and Governance Committees as indicated.

Name	Audit Committee	Compensation Committee	Nominating And Governance Committee

Ms. Deborah Macdonald	*	**
Mr. Michael Miller			**
Mr. Fayez Sarofim	*	*	*
Mr. Joel V. Staff	**	*	*
Mr. R. Baran Tekkora		*
Mr. Glenn A. Youngkin		*
___________
* Member
** Chair

Compensation Committee

Our Board of Directors’ Compensation Committee is composed of five directors, each of whom our Board of Directors has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board of Directors which is posted on our website at www.kindermorgan.com in the Corporate Governance sub-section of the section entitled “About Us.”  The Compensation Committee met two times during fiscal 2011.

The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board desires to provide a compensatory program for officers and key management personnel pursuant to which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee's primary purposes include to:

•
review and recommend to our Board, or determine, as the case may be, the annual salary, bonus, restricted stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

•	review new executive compensation programs;

•	assess and monitor our director compensation programs;

•	review on a periodic basis the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

•
take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

•
produce an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K, if required by the applicable rules and regulations of the Securities and Exchange Commission; and

•	periodically review and assess our compensation and benefits plans of broad application.

With respect to our named executive officers other than the Chief Executive Officer, our and KMR’s compensation committees review and approve annually the financial goals and objectives of both us and KMP that are relevant to the compensation of our named executive officers.

The Compensation Committee solicits information from Richard D. Kinder and James E. Street, Vice President, Human Resources and Administration, with respect to the performance of C. Park Shaper, President, and Steven J. Kean, Executive Vice President and Chief Operating Officer. Similarly, the Compensation Committee solicits information from Messrs. Kinder, Shaper, Kean and Street with respect to the performance of the other named executive officers. The Compensation Committee also obtains information from Mr. Street with respect to compensation of comparable positions of responsibility at comparable companies. All of this information is taken into account by the Compensation Committee, which makes final determinations regarding compensation of our named executive officers. No named executive officer reviews his or her own performance or approves his or her own compensation.

Furthermore, if any of our executive officers is also an executive officer of Kinder Morgan G.P., Inc. or KMR, the compensation determination or recommendation (i) may be with respect to the aggregate compensation to be received by such officer from us, KMR and Kinder Morgan G.P., Inc. that is to be allocated among them, or alternatively (ii) may be with respect to the compensation to be received by such executive officers from us, KMR or Kinder Morgan G.P., Inc., as the case may be, in which case such compensation will be allocated among us, on the one hand, and KMR and Kinder Morgan G.P., Inc., on the other.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Ms. Macdonald and Messrs. Sarofim, Staff, Tekkora and Youngkin. Between 1999 and 2003, Ms. Macdonald was an executive officer of the company. None of our executive officers served during 2011 on the board of directors of another entity which employed any of the members of our board of directors.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis for fiscal year 2011 set forth below under “Executive Compensation” with management. Based on this review and discussion, the Compensation Committee recommended to our board of directors, that the Compensation Discussion and Analysis be included in the proxy statement for the Annual Meeting.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Compensation Committee

Deborah A. Macdonald
Fayez Sarofim
Joel V. Staff
R. Baran Tekkora
Glenn A. Youngkin

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 composed of Ms. Macdonald and Messrs. Sarofim and Staff. Mr. Staff is the chairman of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.”  The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board of Directors, which is posted on our website at www.kindermorgan.com in the Corporate Governance sub-section of the section entitled “About Us”. The Audit Committee met six times during fiscal 2011.

The Audit Committee’s primary purposes are to:

•
monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•	monitor our compliance with legal and regulatory requirements;

•
select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

•	monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and

•
establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board of Directors.

Audit Matters

The following sets forth fees billed for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010 (in dollars):

	Year Ended December 31,
	2011	2010
Audit fees(a)	$5,562,499	$4,591,638
Tax fees(b)	2,599,920	2,653,422
Total	$8,162,419	$7,245,060
   _____________
(a)
Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC.  This includes audit fees for KMP of $2,949,566 and $2,797,638 for 2011 and 2010, respectively, and audit fees for KMR of $161,000 and $153,000 for 2011 and 2010, respectively.  2011 and 2010 amounts for KMP audit fees also include fees of $643,000 and $610,000, respectively, for GAAP audits of certain stand-alone financial statements.

(b)
For 2011 and 2010, amounts include fees of $2,350,480 and $1,863,233, respectively, billed for professional services rendered for tax processing and preparation of Forms K-1 for KMP’s unitholders; and fees of $249,440 and $273,640, respectively, billed for professional services rendered for Internal Revenue Service assistance, tax function effectiveness, and for general state, local and foreign tax compliance and consulting services.  For 2010 only, amounts also include fees of $516,549 billed for accounting methods/inventory accounting solutions and fees of $22,883 billed for self-charged items of interest income and deduction.

All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. Pursuant to the charter of our Audit Committee, the committee’s primary purposes include the following: (i) to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; (ii) to pre-approve all audit and non-audit services, including tax services, to be provided, consistent with all applicable laws, to us by our external auditors; and (iii) to establish the fees and other compensation to be paid to our external auditors. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for fiscal year 2011. The Audit Committee has also considered whether such non audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.

Furthermore, the Audit Committee will review the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve any disagreements between our management and our external auditors regarding financial reporting, will regularly review with the external auditors any problems or difficulties the auditors encountered in the course of their audit work, and will, at least annually, use its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items): (i) the auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors; (iii) the independence of the external auditors; and (iv) the aggregate fees billed by our external auditors for each of the previous two fiscal years.

Report of Audit Committee

The Audit Committee of our Board of Directors has furnished the following report for fiscal 2011.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of

Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee also engaged Deloitte & Touche LLP in connection with our internal audit obligations and discussed with Deloitte & Touche LLP our internal controls and related matters.

Based on the review and discussions described in the above paragraph, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Audit Committee

Deborah Macdonald
Fayez Sarofim
Joel V. Staff

Nominating and Governance Committee

Our Board of Directors’ Nominating and Governance Committee is composed of three directors, each of whom our Board of Directors has determined to be independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board of Directors, which is posted on our website at www.kindermorgan.com in the Corporate Governance sub-section of the section entitled “About Us.” The Nominating and Governance Committee did not meet in fiscal 2011.

The Nominating and Governance Committee’s primary purposes are to:

•	make recommendations regarding the size of our Board of Directors, to the extent the size of the Board may be changed in accordance with the company’s bylaws;

•
identify individuals qualified to become members of our Board of Directors, and recommend director nominees to our Board of Directors for election at our annual meeting of stockholders, with respect to positions on the Board which specified stockholders of the company do not have the right to nominate pursuant to the shareholders agreement, dated as of February 10, 2011, between us and the Investors, discussed further under “Certain Relationships and Related Party Transactions—Shareholders Agreement”;

•
identify from among the members of our Board of Directors and report to our Board on individuals recommended to serve as members of the various committees of our Board of Directors, in accordance with the shareholders agreement;

•	annually reevaluate our Governance Guidelines and recommend to our Board of Directors any changes that the Nominating and Governance Committee deems necessary or appropriate; and

•	periodically evaluate our Board of Directors’ and committees’ performances.

Stockholder Nominees

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Our stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by mailing the communication to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, Attention: Secretary or by sending an email to us through our website at www.kindermorgan.com (click: “Contact Us”).

The recommendation must set forth the following:

•	the name, age, business address and residence address of the person(s) recommended;

•	the principal occupation or employment of each nominee;

•	the number, class and series of shares of capital stock of the company which are owned of record and beneficially by each nominee;

•	such other information regarding each candidate recommended by such stockholder(s) as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

•	the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

•
the name and address of the nominating stockholder as they appear on the company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made and a representation that the nominating stockholder will notify the company in writing of the number, class and series of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a description of all agreements, arrangements or understandings between such stockholder(s) and each nominee recommended by the stockholder(s) and any other person(s), identifying such person(s), pursuant to which the recommendation(s) have been made by the stockholder(s) and a representation that the nominating stockholder will notify the company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a description of any agreement, arrangement or understanding that has been entered into as of the date of the nominating stockholder’s notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit or share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the company and a representation that the nominating stockholder will notify the company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a representation that the nominating stockholder is a holder or record of shares of the company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; and

•
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of a majority of the total voting power and/or otherwise to solicit proxies from stockholders in support of the nomination.

The chair of the Nominating and Governance Committee will have discretion to determine whether the recommendation should be brought to the attention of the full Board of Directors and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our Secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, make changes.

Director Qualifications

The Nominating and Governance Committee will consider at least the following factors as it evaluates the qualifications of possible candidates: a candidate’s experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationships with us, ownership of our equity securities, service on other boards, willingness to commit the required time, and ability to work as part of a team. Among other factors, the Nominating and Governance Committee may also consider the current mix of skills and expertise on our Board of Directors and the results of our Board’s annual self-evaluation.

Additionally, the Nominating and Governance Committee considers the characteristics that our Board should reflect as set out in our Governance Guidelines. Our Governance Guidelines require that our Board of Directors reflect the following characteristics:

•	each director shall be a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

•	each director shall be knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations;

•
each director shall be experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

•	a majority of the directors shall meet the standards of independence as prescribed in our governance guidelines and the NYSE rules; and

•	our Board of Directors shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board of Directors nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies in the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the governance guidelines; recommends approval by the entire Board of Directors of each selected nominee for election as a director; and approves extending an invitation to join our Board of Directors if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee.

Our Board of Directors believes that diversity is an important attribute of a well-functioning board. As such, the Nominating and Governance Committee is responsible for advising our Board of Directors on matters of diversity, including race, gender, culture, thought and geography, and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise.

Meeting Attendance

The Board of Directors held five meetings during 2011. Except for Messrs. Cornell and Pontarelli, each director attended at least 75 percent of his or her aggregate board and committee meetings.

Beginning with the August 26, 2011 meeting of the Board, Messrs. Cornell and Pontarelli, (the “Goldman Directors”) both managing directors of Goldman, Sachs & Co., did not participate in Board discussions and meetings to the extent relating to the possible acquisition of El Paso by us due to Goldman Sachs' advisory role with El Paso.  Prior to the receipt of our acquisition proposal, El Paso engaged Goldman Sachs to advise it with respect to the proposed spin-off of its exploration and production business. Following receipt of our proposal, El Paso engaged Goldman Sachs to continue to act as a financial advisor to El Paso, including reviewing and analyzing El Paso’s business plan in connection with the proposed spin-off for purposes of aiding El Paso in its analysis of the potential transaction with us.

On August 28, 2011, one of the Goldman Directors informed our general counsel that the Goldman Directors would recuse themselves from all subsequent discussions and meetings of our Board of Directors to the extent relating to the possible acquisition of El Paso and that the Goldman Directors should not receive any materials distributed to our Board of Directors to the extent relating to such possible acquisition. Thereafter, the Goldman Directors did not participate in any discussions or meetings of our Board of Directors relating to, and had no involvement in our consideration of, the possible acquisition of El Paso. As a result, the Goldman Directors did not attend the remaining Board meetings held during 2011.

No Incorporation by Reference

The Report of the Compensation Committee, the Report of the Audit Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate either such report or the performance graphs by reference therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

Our written policy is that (i) employees must obtain authorization from the appropriate business unit president of the relevant company or head of corporate function and (ii) directors, business unit presidents, executive officers and heads of corporate functions must obtain authorization from the non-interested members of the audit committee of the applicable board of directors, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”), prior to any such transaction being entered into or consummated. The maximum dollar amount of related party transactions that may be approved as described in the preceding sentence in any calendar year is $1.0 million. Any related party transactions that would bring the total value of such transactions to greater than $1.0 million must be referred to the audit committee of the appropriate board of directors for approval or to determine the procedure for approval.

In addition, with limited exceptions pertaining to ordinary course of business transactions in connection with the management and operation of our and KMP's assets, any transactions outside the ordinary course of business between us and/or our subsidiaries (excluding KMP, KMR and their subsidiaries), on the one hand, and KMP, KMR and/or their subsidiaries, on the other hand, must be referred to and approved by the non-interested members of the Audit Committee of our Board of Directors, in addition to the approval of our and KMR's boards of directors and any approvals that otherwise may be required under our certificate of incorporation, bylaws, shareholders agreement or other governing documents, prior to being entered into or consummated. Any material changes to the terms of, or any renewal of, any of these transactions will also require the same approvals.

Without weighting any factors, and recognizing that one individual may give more weight to one factor than another individual, we expect that the non-interested parties will consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.

Shareholders Agreement

We are party to a shareholders agreement with the Investors regarding voting, transfer and registration for resale of shares of our stock held by them, among other things. Although only we and the Investors are parties to the shareholders agreement, it contains a number of provisions affecting the governance of our company. Below is a summary of those provisions of our shareholders agreement. We encourage you to read the shareholders agreement in its entirety.

Board, Committee and Observer Rights

Our shareholders agreement provides that Richard D. Kinder and the Sponsor Investors have the following rights to appoint director nominees to our Board of Directors and committees, which may be adjusted as described below. At the date of this prospectus, our Board has fifteen members, with five directors chosen by Mr. Kinder, two directors chosen by the funds affiliated with each of Goldman Sachs and Highstar Capital LP, one director chosen by the funds affiliated with each of The Carlyle Group and Riverstone Holdings LLC, and four additional independent directors.

•
Richard D. Kinder may appoint five nominees (one of whom may be Mr. Kinder) so long as Mr. Kinder is our chief executive officer and owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors. One of those nominees must meet the audit committee independence requirements of the NYSE. The number of directors Mr. Kinder may nominate may decrease as follows:

o
If Mr. Kinder ceases to be chief executive officer for any reason other than termination for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may appoint two nominees (one of whom may be Mr. Kinder), the then-current chief executive officer will be one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of Class P common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to our Nominating and Governance Committee.

o
If Mr. Kinder is terminated as chief executive officer for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may only appoint one nominee, the then-current chief executive officer will be one nominee, the Nominating and Governance Committee will appoint one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. None of these nominees may be Mr. Kinder. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of Class P common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to the Nominating and Governance Committee.

o
If the Board of Directors approves a reduction in the number of directors below eleven while Mr. Kinder has the right to appoint five nominees, then Mr. Kinder’s nominees will be reduced to four. In addition, Mr. Kinder will no longer be required to appoint a nominee that meets the audit committee independence requirements and instead our Nominating and Governance Committee will be required to appoint such nominee.

o
If Mr. Kinder no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then Mr. Kinder may no longer appoint any nominees, and instead, the then-current chief executive officer will be one nominee and the Nominating and Governance Committee will appoint four nominees (or three if the number of directors has been reduced below eleven).

•
Affiliates of Goldman Sachs may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

o
If affiliates of Goldman Sachs own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Goldman Sachs may only appoint one nominee.

•
Affiliates of Highstar Capital LP may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

o
If affiliates of Highstar Capital LP own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Highstar Capital LP may only appoint one nominee.

•
Affiliates of The Carlyle Group may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

•
Affiliates of Riverstone Holdings LLC may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

If any Sponsor Investor ceases to have the right to appoint a director nominee, then our Board of Directors will decrease in size by the corresponding number of directors, down to a minimum of eleven directorships. Once the Sponsor Investors collectively have the right to appoint less than three director nominees, our Board of Directors can elect to further decrease the size of our Board, down to a minimum of nine directorships. Appointments to any directorships which are not specifically allocated pursuant to the above description will be made by our Nominating and Governance Committee.

Under the shareholders agreement, share ownership for Mr. Kinder includes shares owned by his permitted transferees, and share ownership for Sponsor Investors includes specified transferees and successors. In the event of Mr. Kinder’s death, his nomination rights described above may be exercised by his heirs, executors and beneficiaries so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

The shareholders agreement provides that our Nominating and Governance Committee will be composed of three members. The members will be selected by the Board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint any nominees), one of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees) and one of the directors nominated for election by our Nominating and Governance Committee. All decisions of our Nominating and Governance Committee with respect to nominations, designations and appointments to the Board of Directors and committees of the Board of Directors, including independence determinations, will require unanimous approval so long as the Sponsor Investors have the right to collectively appoint at least three nominees to our Board. All members of the Nominating and Governance Committee will be required to meet the applicable NYSE independence requirements. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

The shareholders agreement provides that our Audit Committee will be composed of three members. The members will be selected by the Board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint a nominee that meets such requirements) and two of the directors nominated for election by our Nominating and Governance Committee. All members of our Audit Committee will be required to meet the applicable NYSE audit committee independence requirements, and one member will be required to be a financial expert as defined by the SEC. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

The shareholders agreement provides that our Compensation Committee will be composed of five members. The members will be selected by the Board, and must include two of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees). All members of the Compensation Committee will be required to meet the applicable NYSE independence requirements and any additional requirements imposed by law. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

Each of our other committees will be composed of five members. The members will be selected by the Board, and must include two of the directors nominated for election by the Sponsor Investors so long as the Sponsor Investors have the right to collectively appoint at least three nominees. If either the Sponsor Investors or Richard D. Kinder loses the right to select, or their nominees are ineligible to serve as, members of any of our committees, then that committee member must be one of the directors nominated for election by the Nominating and Governance Committee.

In the shareholders agreement, we agree to include the persons nominated as directors in accordance with the shareholders agreement in the slate of nominees recommended by the Board of Directors, and Richard D. Kinder and the Sponsor Investors agree with each other to take all necessary action within their power as stockholders to vote in favor of such persons nominated to the Board of Directors in accordance with the shareholders agreement and to remove any directors as required by the shareholders agreement. If Mr. Kinder or the Sponsor Investors do not vote in accordance with the shareholders agreement to elect or remove any directors, they have granted each other an irrevocable proxy so that their shares may be voted in accordance with the shareholders agreement.

Under the shareholders agreement, if affiliates of either Goldman Sachs or Highstar Capital LP own between 2.5% and 5% of our outstanding shares of capital stock entitled to vote on the election of directors, then such Sponsor Investor may appoint an observer to participate in meetings of our Board of Directors or any committee. Any Sponsor Investor that owns at least 1% of our outstanding shares of capital stock entitled to vote on the election of directors also may appoint an observer to participate in meetings of our Board of Directors or any committee. In addition, the Sponsor Investors have specified rights to appoint observers to the boards and committees of Kinder Morgan G.P., Inc., which is the general partner of KMP, and KMR. Observers may be excluded from the deliberations of any board or committee at the direction of a majority of the members of such board or committee and must comply with applicable laws and regulations. In the event that the participation of an observer appointed by a Sponsor Investor would create a conflict of interest at a meeting, such observer will recuse himself or herself from the related portion of such meeting.

Controlled Company Exemption

If our Board of Directors does not satisfy the majority independence requirements of the NYSE, the shareholders agreement provides that we will elect to operate under the controlled company exemption to such independence requirements, if such exemption is available to us. This would mean that our board would not be required to have a majority of independent directors, and our Nominating and Governance Committee and our Compensation Committee would not be required to consist only of independent directors. If such exemption is not available, our Nominating and Governance Committee will appoint a number of additional directors that meet the independence requirements of the

NYSE to cause our board to meet the applicable majority independence standards and the number of directors on our board shall be increased by the number of such additional directors appointed by our Nominating and Governance Committee.

Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates

So long as any Sponsor Investor owns any Class A shares or shares of Class P common stock received upon conversion of such Class A shares as a result of a mandatory conversion, we have agreed in the shareholders agreement to take certain actions with respect to us and our subsidiaries and affiliates, including the following:

•
upon the reasonable request of the Sponsor Investors, causing director nominees of the Sponsor Investors serving on our Board to be appointed to the boards or governing bodies of certain of our subsidiaries (other than Kinder Morgan GP., Inc., KMP or KMR or any of their subsidiaries);

•
permitting director nominees of the Sponsor Investors to attend meetings of the Kinder Morgan G.P., Inc. board, the KMR board and any committees of such boards, subject to the rights of such boards and committees to exclude them, to applicable regulatory requirements and to such observers’ obligation to recuse themselves under specified circumstances;

•
informing the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors of any action that our chief executive officer reasonably believes could impose any filing obligation, restriction or regulatory burden on such Sponsor Investor or its affiliates and not taking specified actions without approval by such Sponsor Investor;

•
keeping the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors informed of any events or changes with respect to any criminal or regulatory investigation involving us or any of our affiliates;

•
reasonably cooperating with the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors and their affiliates in efforts to mitigate consequences of the events described in the two bullets immediately above;

•
so long as any Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, not taking any action (and taking all stockholder action to prevent our subsidiaries from taking any action) to cause the board of Kinder Morgan G.P., Inc. to consist of less than a majority of independent directors under the applicable NYSE standards; and

•
our not engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of Class P common stock as they exist on the date of such transaction. A determination that a transaction meets the above requirements requires approval by each of the following: (1) Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares, (2) Richard D. Kinder (so long as he and his permitted transferees hold Class A shares), (3) holders of a majority of our outstanding Class B shares, and (4) holders of a majority of our outstanding Class C shares. If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter, In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of Class P common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements.

In addition, Mr. Kinder has agreed until May 15, 2015 to notify the Sponsor Investors prior to his acquisition of, or offer to acquire, any securities of us or any of our publicly-traded subsidiaries in a transaction or a series of related transactions involving a value in excess of $50 million.

Registration Rights

The shareholders agreement contains registration rights provisions pursuant to which we may be required to register the sale of shares of Class P common stock issuable upon the conversion of Class A shares owned by the Sponsor Investors or of Class A shares and Class B shares owned by Richard D. Kinder. Under the registration rights provisions, the Sponsor Investors and Richard D. Kinder will each have the right to require that we register resales of shares of Class P common stock having an aggregate value of at least $200 million issuable upon the conversion of such Class A shares or Class B shares held by the Sponsor Investors or Richard D. Kinder, as applicable, on their behalf, or such lesser amount that represents all of such holder’s remaining shares. Mr. Kinder’s shares are subject to specified transfer restrictions. See “—Transfer Restrictions.” We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of (1) a regular quarterly blackout period when our directors and executive officers are not permitted to trade, (2) a seven day period (which we may not invoke more than twice in any 12 month period) relating to a securities offering of $150 million or more by KMP or KMR, or (3) a 30 day period (which we may not invoke more than twice in any 12 month period) if the registration would cause the disclosure of specified types of non-public information. The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of Class P common stock having an aggregate value of at least $500 million.

Under the registration rights provisions, the Sponsor Investors or Richard D. Kinder also can require us to file a shelf registration statement on Form S-3 for the resale of Class P common stock they may receive upon the conversion of their Class A shares or Class B shares, as applicable. In such event, we have agreed to use our reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of the date on which all registrable securities covered by the shelf registration statement have been sold or otherwise cease to be registrable securities or the date on which the Sponsor Investors no longer collectively hold registrable securities that represent at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

We also have granted piggyback registration rights to holders of Class A shares, Class B shares and Class C shares whenever we propose to register any of our securities under the Securities Act (other than a registration by us on a registration statement on Form S-4 or on a registration statement on Form S-8).

We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling stockholder’s affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

Non-Compete Agreements

The executive management stockholders identified in the shareholders agreement, which include Richard D. Kinder and all of our named executive officers, have agreed to certain non-competition and non-solicitation provisions during the term of their employment and for a specified period of time following their employment, which ranges from one year to two years, if they are terminated on or prior to May 31, 2015.

Corporate Opportunities

The shareholders agreement provides that the Sponsor Investors and certain of their respective affiliates, including any director nominated by a Sponsor Investor, have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us and our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to it solely in its capacity as such a director. Each director nominated by a Sponsor Investor has agreed to recuse himself or herself from any portion of a board or committee meeting if such director has actual knowledge that the Sponsor Investor that appointed such director (or one of its controlled affiliates) is engaged in or pursuing any business opportunity that such director has actual knowledge that we are also engaged in or evaluating and if such director’s participation would cause a conflict of interest.

Transfer Restrictions

Prior to May 31, 2013, our chief executive officer, Richard D. Kinder, and our president, Park Shaper, will be restricted from voluntarily converting a portion of their Class A shares into Class P common stock and selling the resulting shares of Class P common stock. Mr. Kinder may transfer shares of Class P common stock up to an amount equal to approximately 10% of his Class A shares to a third party and shares of Class P common stock up to an amount equal to approximately 10% of his Class A shares to a permitted foundation. Mr. Shaper may transfer shares of Class P common stock up to an amount equal to approximately 50% of his Class A shares to a third party. All such transfer restrictions terminate in the event of the termination of Mr. Kinder’s or Mr. Shaper’s employment with us, as applicable.

Class A shares may only be transferred by Other Management and our chief executive officer to a permitted transferee of such holder of Class A shares, which includes family members, heirs, trusts or other entities over which such holder (or his or her heir in the event of such holder’s death) retains control. Class A shares may be transferred by holders other than Other Management and our chief executive officer to a permitted transferee or to an affiliate or successor of such holder.

Class B shares and Class C shares may only be transferred to a permitted transferee of such holder of Class B shares or Class C shares, as applicable, which includes family members, heirs, trusts or other entities over which such holder (or his or her heir in the event of such holder’s death) retains control.

The shareholders agreement also provides that no holder of Class A shares, or shares of Class P common stock received by such holder upon conversion of such Class A shares as the result of a prior mandatory conversion, will be permitted to transfer any shares of Class P common stock during the fair market value calculation period prior to May 31, 2015, the date on which any of our remaining Class A shares, Class B shares and Class C shares will be converted into shares of Class P common stock.

Forfeiture of Class B Shares

The shareholders agreement provides that holders of Class B shares may forfeit all or a portion of such shares in specified circumstances upon the termination of such holder’s employment with us and our subsidiaries. All Class B shares will be no longer subject to forfeiture upon a change of control (as defined in the shareholders agreement and described under “Executive Compensation—Compensation Discussion and Analysis—Compensation Related to the Going Private Transaction”, and all Class B shares of a certain series will be no longer subject to forfeiture upon a mandatory conversion date for that series, which will occur upon the occurrence of certain events pertaining to that series and in any case no later than May 31, 2015 for all series. If a holder’s employment is terminated after specified value thresholds with respect to his or her Class B shares have been met, but before certain related amounts are received by such terminated employee, then such terminated employee may retain all of his or her Class B shares until such related amounts are received.

Forfeited Class B shares will automatically become treasury shares, and we will transfer the forfeited Class B shares to a trust. Any property in the trust, including dividends and earnings in respect of the Class B shares, may be distributed to members of our management, other than Richard D. Kinder, as designated by our chief executive officer and approved by a majority of the members of our Board of Directors nominated by the Sponsor Investors. Any Class B shares, any shares of Class P common stock issued in connection with the conversion of Class B shares held in the trust and any dividends and earnings in respect of such Class B shares and/or shares of Class P common stock, that remain in the trust account on May 31, 2015 will be distributed proportionally to the holders of Class B shares as of May 31, 2015.

Payment of Certain Costs and Expenses

KMK’s certificate of incorporation generally obligated it to indemnify its officers and directors in connection with litigation against them in connection with their duties as its officers and directors, and the shareholders agreement required Kinder Morgan to cause KMK to pay any costs and expenses of the Investors associated with the Going Private Transaction, including amounts paid as damages or in settlement of related shareholder litigation. In connection with this litigation, since January 1, 2008, KMK paid approximately $214.3 million, including $200 million in connection with the settlement of the litigation. We also are obligated to pay all reasonable fees and expenses of the Sponsor Investors and their counsel related to the administration of, and their rights and obligations under, our certificate of incorporation, bylaws and shareholders agreement that are approved in advance by us and all fees and expenses of the Sponsor Investors and their affiliates incident to our February 2011 initial public offering and previously contemplated structures for an initial public offering. Since January 1, 2008, we have paid approximately $16 million in such fees and expenses of the Sponsor Investors.

Our certificate of incorporation provides for the accelerated conversion of Class B shares and Class C shares into shares of Class P common stock by a holder of such Class B shares or Class C shares in the event such holder incurs certain tax liabilities. Pursuant to the shareholders agreement, we have agreed to pay certain costs in the event that such a result occurs, including the fees of an independent accountant in a dispute resolution procedure related to such accelerated conversion and certain tax compliance expenses for such holder of Class B shares or Class C shares, as applicable. While we cannot quantify such costs in advance, they will not be substantial or material.

Other Provisions

Certain provisions in the shareholders agreement will terminate with respect to a Sponsor Investor when it no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, including the right to nominate director and committee members. If no Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then certain sections of the shareholders agreement will terminate with respect to all Investors, including transfer restrictions, rights to nominate director and committee nominees, and certain actions relating to our subsidiaries and other affiliates. The shareholders agreement will terminate when none of the shareholder parties thereto hold any Class A shares, Class B shares, Class C shares or shares of common stock.

Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by the following holders:

•
Richard D. Kinder so long as he (together with his permitted transferees) owns shares representing at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

•
the Sponsor Investors holding shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

•
in the case of an amendment or waiver with respect to transfer restrictions, director and committee nominees, observers, independence requirements, voting agreements or proxies, certain actions relating to our subsidiaries and other affiliates, our dividend policy, forfeiture of Class B shares and termination of the shareholders agreement, the Sponsor Investors owning shares representing at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

•
in the case of an amendment or waiver that would modify the rights or obligations of any Sponsor Investor adversely, such Sponsor Investor so affected so long as such Sponsor Investor owns any of our outstanding shares of capital stock entitled to vote on the election of directors,

•
the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors held by Other Management and the Original Stockholders at the

closing of our February 2011 initial public offering so long as Other Management and the Original Stockholders own a majority of the voting power held by such holders at the closing of that offering and the applicable amendment or waiver would modify the rights or obligations of Other Management and the Original Stockholders (taken as a whole) adversely and differently from other holders of the same class or classes of capital stock, and

•
in the case of an amendment or waiver that would modify the rights or obligations of the holders (taken as a whole) of Class B shares or Class C shares, as applicable, adversely as compared to the holders of other classes of common stock, the holders of Class B shares representing a majority of the issued and outstanding Class B shares or the holders of Class C shares representing a majority of the issued and outstanding Class C shares, as applicable.

If no parties meet the conditions set forth in the bullets above, then the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by holders who are party to the shareholders agreement must sign an amendment.

We have agreed to use our reasonable best efforts to take necessary or appropriate actions upon the request of a Sponsor Investor to ensure that Class A shares can timely convert into shares of common stock as contemplated by our certificate of incorporation. We have also agreed to use our best efforts to obtain governmental and/or regulatory permits or authorizations to enable us to issue and deliver shares of our common stock upon the conversion of our Class A shares, Class B shares and Class C shares.

Indemnification of Directors and Officers

Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or these other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the Delaware General Corporation Law. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also have acknowledged that we are the indemnitor of first resort with respect to such indemnification obligations and that any obligations of a Sponsor Investor and its affiliates to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities are secondary. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the close of business on March 19, 2012 information known to us regarding the beneficial ownership of each class of our capital stock by:

•	each of our directors, each of our named executive officers and all of our directors and executive officers as a group, and

•	each person known by us to own beneficially more than 5% of any class of our capital stock.

Our named executive officers consist of our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) serving at fiscal year-end 2011.

Beneficial ownership is determined in accordance with the rules of the SEC.  Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares indicated.  Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002.

Amount and Nature of Beneficial Ownership of Our Class P Common Stock

The following table sets forth as of March 19, 2012, the number of shares of Class P common stock of which the individuals and entities have beneficial ownership, assuming the outstanding Class A shares are fully converted into all the shares of Class P common stock underlying the investor retained stock on a one-for-one basis and that the Class B and Class C shares are converted into zero shares of Class P common stock.  As of March 19, 2012, there were 170,922,605 shares of Class P common stock and 535,972,387 Class A shares outstanding, resulting in a total of 706,894,992 Class P shares outstanding on a fully converted basis.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Number	% of Class
Richard D. Kinder(a)	238,067,001	33.7
C. Park Shaper(b)	1,581,861	*
Steven J. Kean	884,774	*
Henry Cornell(c)	134,826,138	19.1
Deborah Macdonald	10,000	*
Michael Miller(d)	82,114,453	11.6
Michael C. Morgan(e)	5,174,537	*
Kenneth A. Pontarelli(c)	134,826,138	19.1
Fayez Sarofim(f)	29,043,703	4.1
Joel V. Staff	14,270	*
John Stokes(d)	82,114,453	11.6
R. Baran Tekkora(g)	-	-
Glenn A. Youngkin(h)	-	-
Kimberly A. Dang(i)	165,549	*
Joseph Listengart	667,576	*
Directors and executive officers as a group (17 persons)(j)	493,191,811	69.8
The Goldman Sachs Group, Inc.(c)	134,826,138	19.1
TCG Holdings, L.L.C.(k)	51,246,481	7.2
Investment funds associated with Carlyle/Riverstone Global Energy and Power Fund III, L.P.(l)	51,246,481	7.2
Highstar Capital LP(d)	82,114,453	11.6

____________
*Represents ownership of less than 1%.

(a)
Includes 46,664 Class A shares owned by Mr. Kinder’s wife.  Mr. Kinder disclaims any and all beneficial or pecuniary interest in the Class A shares held by his wife.  Also includes 551,434 Class P shares held in a limited partnership of which Mr. Kinder controls the voting and disposition power.  Mr. Kinder disclaims 99% of any beneficial and pecuniary interest in these shares.

(b)
Includes 97,504 Class P shares held in a limited partnership of which Mr. Shaper controls the voting and disposition power.  Mr. Shaper disclaims 98% of any beneficial and pecuniary interest in these shares.

(c)
Consists of 16,227,644 Class A shares owned by GS Capital Partners V Fund, L.P.; 8,382,523 Class A shares owned by GSCP V Offshore Knight Holdings, L.P., which is controlled by GS Capital Partners V Offshore Fund, L.P.; 5,564,682 Class A shares owned by GS Capital Partners V Institutional, L.P.; 643,371 Class A shares owned by GSCP V Germany Knight Holdings, L.P., which is controlled by GS Capital Partners V GmbH & Co. KG; 15,764,854 Class A shares owned by GS Capital Partners VI Fund, L.P., 13,112,651 Class A shares owned by GSCP VI Offshore Knight Holdings, L.P., which is controlled by GS Capital Partners VI Offshore Fund, L.P.; 4,335,066 Class A shares owned by GS Capital Partners VI Parallel, L.P.; 560,283 Class A shares owned by GSCP VI Germany Knight Holdings, L.P., which is controlled by GS Capital Partners VI GmbH & Co. KG; 6,784,786 Class A Shares owned by GS Global Infrastructure Partners I, L.P.; 724,828 Class A shares owned by GS Institutional Infrastructure Partners I, L.P.; 19,227,228 Class A shares owned by GS Infrastructure Knight Holdings, L.P., which is controlled by GS International Infrastructure Partners I, L.P.; 16,886,427 Class A shares owned by Goldman Sachs KMI Investors, L.P.; 23,245,978 Class A shares owned by GSCP KMI Investors, L.P.; 3,365,816 Class A shares owned by GSCP KMI Investors Offshore, L.P. (collectively the “GS Entities”).  The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 134,826,138 Class A shares which are owned directly or indirectly by the GS Entities, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, limited partner or the managing partner.  Goldman, Sachs & Co. is the investment manager for certain of the GS Entities.  Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc.  The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the GS Entities share voting power and investment power with certain of their respective affiliates.  Henry Cornell and Kenneth Pontarelli are managing directors of Goldman, Sachs & Co.  Each of Mr. Cornell, Mr. Pontarelli, The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the GS Entities disclaims beneficial ownership of the shares owned directly or indirectly by the GS Entities except to the extent of their pecuniary interest therein, if any.  The address of the GS Entities, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Mr. Cornell and Mr. Pontarelli is 200 West Street, 28th Floor, New York, New York 10282.

(d)
Consists of 20,743,460 Class A shares owned by Highstar III Knight Acquisition Sub, L.P.; 41,131,509 Class A shares owned by Highstar KMI Blocker LLC; and 20,239,484 Class A shares owned by Highstar Knight Partners, L.P. (collectively the “Highstar Entities”).  Affiliates of PineBridge Investments LLC (PineBridge) serve as the general partner of Highstar III Knight Acquisition Sub, L.P. and Highstar Knight Partners, L.P., and the managing member of Highstar KMI Blocker LLC, and accordingly may be deemed to beneficially own the Class A shares owned of record by the Highstar Entities.  PineBridge has delegated management authority for such general partners and managing member to Highstar Capital LP, which also serves as the investment manager for the Highstar Entities.  Highstar Capital LP is controlled by Christopher Lee, Mr. Miller, Mr. Stokes, Christopher Beall and Scott Litman and, in such capacities, these individuals may be deemed to share beneficial ownership of the Class A shares beneficially owned by the Highstar Entities.  Such individuals expressly disclaim any such beneficial ownership, except to the extent of their pecuniary interest therein, if any.  The address of Highstar Capital LP and the Highstar Entities is 277 Park Avenue, 45th floor, New York, New York 10172.

(e)
Consists of 5,174,537 Class P shares owned by Portcullis Partners, LP, a private investment partnership.  Mr. Morgan is President of Portcullis Partners, L.P. and has sole voting and dispositive power with respect to such Class P shares owned by Portcullis Partners, LP.

(f)
Includes 7,640,248 Class P shares held in entities indirectly controlled by Mr. Sarofim, in trusts, and/or in advisory/managed accounts, over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power.  Also includes 13,800 Class P shares held by trusts of which Mr. Sarofim is the sole trustee, but in which he has no pecuniary interest.

(g)
Does not include Class A shares held by the Carlyle/Riverstone Funds (as defined in footnote (l) below) or Riverstone Coinvestment (as defined in footnote (l) below), each of which is an affiliate of Riverstone, or Class A shares held by Carlyle Coinvestment (as defined in footnote (l) below).  Mr. Tekkora is a director of us and a Managing Director of Riverstone.  Mr. Tekkora disclaims beneficial ownership of the shares held by Carlyle/Riverstone Funds, Riverstone Coinvestment or Carlyle Coinvestment.

(h)
Does not include Class A shares held by Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P., each of which is an affiliate of Carlyle.  Mr. Youngkin is a director of KMI and a Managing Director of Carlyle.  Mr. Youngkin disclaims beneficial ownership of the shares held by Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P.

(i)
Includes 103,394 Class P shares held in a limited partnership of which Mrs. Dang controls the voting and disposition power.  Mrs. Dang disclaims 10% of any beneficial and pecuniary interest in these shares.

(j)
Includes 46,664 Class A shares owned by Mr. Kinder’s wife, in which Mr. Kinder disclaims any and all beneficial or pecuniary interest.  Also includes 551,434, 97,504 and 103,394 Class P shares held by limited partnerships of which Mr. Kinder, Mr. Shaper and Mrs. Dang, respectively, control the voting and disposition power.  These executive officers disclaim 99%, 98% and 10%, respectively, of any beneficial and pecuniary interest in such Class P shares.  Also includes 134,826,138 Class A shares in which Mr. Cornell and Mr. Pontarelli disclaim beneficial ownership except to the extent of their pecuniary interest therein, if any.

(k)
Consists of 46,933,698 Class A shares owned by Carlyle Partners IV Knight, L.P. and 4,312,782 Class A shares owned by CP IV Coinvestment, L.P.  TC Group IV, L.P. is the sole general partner of Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P.  TC Group IV Managing GP, L.L.C is the sole general partner of TC Group IV, L.P.  TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C.  TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C.  Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of Class A shares owned of record by each of Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P.  William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the Class A shares beneficially owned by TCG Holdings, L.L.C.  Such individuals expressly disclaim any such beneficial ownership.  The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(l)
Consists of 7,442,137 Class A shares owned by C/R Energy III Knight Non-U.S. Partnership, L.P. (Knight Partnership), 25,623,240 Class A shares owned by C/R Knight Partners, L.P. (Knight Partners), 17,318,221 Class A shares owned by Carlyle/Riverstone Knight Investment Partnership, L.P. (“Knight Investment Partnership” and together with Knight Partnership and Knight Partners, the “Carlyle/Riverstone Funds”), 711,382 Class A shares owned by Riverstone Energy Coinvestment III, L.P. (Riverstone Coinvestment) and 151,500 Class A shares owned by Carlyle Energy Coinvestment III, L.P. (Carlyle Coinvestment).  C/R Energy GP III, LLC exercises investment discretion and control over the shares held by each of Knight Partnership, Knight Partners and Knight Investment Partnership through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner.  Riverstone Coinvestment GP LLC, a subsidiary of Riverstone Holdings, LLC, exercises investment discretion and control over the shares held by Riverstone Coinvestment, subject to contractual commitments that Riverstone Coinvestment invest and divest side-by-side with the Carlyle/Riverstone Funds.  Carlyle Energy Coinvestment III GP, L.L.C., a subsidiary of TCG Holdings, L.L.C., exercises investment discretion and control over the shares held by Carlyle Coinvestment, subject to contractual commitments that Carlyle Coinvestment invest and divest side-by-side with the Carlyle/Riverstone Funds.  C/R Energy GP III, LLC is managed by a managing committee comprising Daniel A. D’Aniello, William E. Conway, Jr., David M. Rubenstein and Edward J. Mathias, as Carlyle designees, and Pierre F. Lapeyre, Jr., David M. Leuschen and Michael B. Hoffman, as Riverstone designees.  Actions of the managing committee require consent of at least five members of the managing committee, including at least one Carlyle designee and one Riverstone designee.  The members of the managing committee of C/R Energy GP III, LLC may be deemed to share beneficial ownership of the shares beneficially owned by C/R Energy GP III, LLC.  Such individuals expressly disclaim any such beneficial ownership.  The principal address and principal offices of the Carlyle/Riverstone Funds and Riverstone Coinvestment and certain affiliates is 712 Fifth Avenue, 51st Floor, New York, NY 10019.  The principal address and principal offices of Carlyle Coinvestment, TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

Amount and Nature of Beneficial Ownership of Our Class A, Class B and Class C Shares
March 19, 2012

The following table sets forth as of March 19, 2012, the number of Class A shares, Class B shares and Class C shares of which the individuals and entities listed below have beneficial ownership. The Class A shares, Class B shares and Class C shares are convertible into a fixed aggregate amount of Class P shares under certain circumstances. As of March 19, 2012, there were 170,922,605 Class P shares outstanding, and the Class A shares, Class B shares and Class C shares were convertible into an aggregate of 535,972,387 Class P shares. However, since the Class A shares, Class B shares and Class C shares are convertible into a fixed aggregate number of Class P shares, the conversion of Class B shares and Class C shares into Class P shares will result in a corresponding decrease in the number of Class P shares into which the Class A shares will be able to convert.

	Amount and Nature of Beneficial Ownership
	Class A Shares		Class B Shares		Class C Shares
Name	Number	% of Class(a)	Number	% of Class(a)	Number	% of Class(a)
Name and Address of Beneficial Owner
Richard D. Kinder(b)	216,538,834	40.4	37,653,039	40.0	-	-
C. Park Shaper(c)	-	-	10,354,586	11.0	655,836	28.3
Steven J. Kean	-	-	7,530,608	8.0	322,360	13.9
Henry Cornell	134,826,138	25.2	-	-	-	-
Deborah Macdonald	-	-	-	-	-	-
Michael Miller	82,114,453	15.3	-	-	-	-
Michael C. Morgan	-	-	-	-	-	-
Kenneth A. Pontarelli	134,826,138	25.2	-	-	-	-
Fayez Sarofim	-	-	-	-	-	-
Joel V. Staff	-	-	-	-	-	-
John Stokes	82,114,453	15.3	-	-	-	-
R. Baran Tekkora	-	-	-	-	-	-
Glenn A. Youngkin	-	-	-	-	-	-
Kimberly A. Dang(d)	-	-	2,353,315	2.5	36,172	1.6
Joseph Listengart	-	-	3,765,304	4.0	292,232	12.6
Directors and executive officers as a group (17 persons)(e)	433,479,425	80.9	66,645,880	70.8	1,542,384	66.5
The Goldman Sachs Group, Inc.	134,826,138	25.2	-	-	-	-
TCG Holdings, L.L.C.	51,246,481	9.6	-	-	-	-
Investment funds associated with Carlyle/Riverstone Global Energy and Power Fund III, L.P.	51,246,481	9.6	-	-	-	-
Highstar Capital LP	82,114,453	15.3	-	-	-	-
____________
(a)	As of March 19, 2012, KMI had 535,972,387 Class A shares, 94,132,596 Class B shares and 2,318,258 Class C shares issued and outstanding.
(b)
Includes 46,664 Class A shares owned by Mr. Kinder’s wife.  Mr. Kinder disclaims any and all beneficial or pecuniary interest in the Class A units held by his wife.  Also includes 12,551,013 Class B shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial and pecuniary interest in these shares.

(c)
Includes 10,354,586 Class B shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 21% of any beneficial and pecuniary interest in these shares.

(d)
Includes 2,353,315 Class B shares held by a limited partnership of which Mrs. Dang controls the voting and disposition power. Mrs. Dang disclaims 10% of any beneficial and pecuniary interest in these shares.

(e)
Includes 46,664 Class A shares owned by Mr. Kinder’s wife.  Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares.  Also includes 12,551,013, 10,354,586 and 2,353,315 Class B shares held by limited partnerships of which Mr. Kinder, Mr. Shaper, and Mrs. Dang, respectively, control the voting and disposition power.  These executive officers disclaim 99%, 21% and 10%, respectively, of any beneficial and pecuniary interest in such Class B shares.

Amount and Nature of Beneficial Ownership of
KMP Common Units and KMR Shares
March 19, 2012

The following table sets forth as of March 19, 2012, the number of KMP common units and KMR shares of which each of our directors, each of our named executive officers and all of our directors and executive officers as a group have beneficial ownership.

	KMP Common Units		KMR Shares
Name and Address of Beneficial Owner	Number	% of Class (a)	Number	% of Class (b)
Richard D. Kinder(c)	315,979	*	262,208	*
C. Park Shaper	4,000	*	36,580	*
Steven J. Kean	1,780	*	2,472	*
Henry Cornell	-	-	-	-
Deborah Macdonald	1,000	*	-	-
Michael Miller	-	-	-	-
Michael C. Morgan	-	-	-	-
Kenneth A. Pontarelli	1,000	*	-	-
Fayez Sarofim(d)	7,617,069	3.3	-	-
Joel V. Staff	1,500	*	-	-
John Stokes	-	-	-	-
R. Baran Tekkora	-	-	-	-
Glenn A. Youngkin	-	-	-	-
Kimberly A. Dang	121	*	598	*
Joseph Listengart	5,498	*	2,728	*
Directors and executive officers as a group (17 persons)(e)	7,918,145	3.4	306,228	*
____________
* Represents ownership of less than 1%.

(a)	As of March 19, 2012, KMP had 233,676,332 common units issued and outstanding and 5,313,400 Class B units issued and outstanding.
(b)
Represents the shares representing limited liability company interests of KMR.  As of March 19, 2012, there were 99,973,534 issued and outstanding KMR shares, including two voting shares owned by Kinder Morgan G.P., Inc.  In all cases, the i-units will be voted in proportion to the affirmative and negative votes, abstentions and non-votes of owners of KMR shares.  Through the provisions in the partnership agreement and KMR’s limited liability company agreement, the number of outstanding KMR shares, including voting shares owned by Kinder Morgan G.P., Inc., and the number of the i-units will at all times be equal.

(c)	Includes 7,879 KMP common units and 1,163 KMR shares owned by Mr. Kinder’s spouse. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these common units and shares.
(d)
Includes 5,267,069 KMP common units held in entities indirectly controlled by Mr. Sarofim and/or advisory/managed accounts over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power.  Mr. Sarofim disclaims all beneficial and pecuniary interest in 2,067,069 of these common units.

(e)
Also includes 9,090 KMP common units and 1,163 KMR shares owned by an executive’s spouse and 912 KMR shares held by one of our executives for his children.  The respective executives disclaim any beneficial ownership in 9,090 KMP common units and 2,075 KMR shares.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2011.  Specifically, the table provides information regarding our Class P common stock issuable under the 2011 Stock Incentive Plan described under “Executive Compensation” and the Stock Compensation Plan for Non-Employee Directors described under “Director Compensation.”

Plan category	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	14,054,539

Equity compensation plans not approved by security holders	-

Total	14,054,539

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2011, other than a late Form 5 filed by James E. Street on March 12, 2012 for a transfer of shares of Class P common stock on November 22, 2011 from a limited partnership controlled by Mr. Street to his daughters’ trusts, in which Mr. Street has no pecuniary interest. According to such Form 5, the trusts continued to own all of such shares as of the date of its filing.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers. All of our officers serve at the discretion of our board of directors.

Name	Age	Position
Richard D. Kinder	67	Director, Chairman and Chief Executive Officer
C. Park Shaper	43	Director and President
Steven J. Kean	50	Director, Executive Vice President and Chief Operating Officer
Kimberly A. Dang	42	Vice President and Chief Financial Officer
David D. Kinder	37	Vice President, Corporate Development and Treasurer
Joseph Listengart	43	Vice President, General Counsel and Secretary
James E. Street	55	Vice President, Human Resources and Administration

For biographical information concerning Messrs. R. Kinder, Shaper and Kean, please see “Item 1 – Election of Directors” included elsewhere in this proxy statement.

Kimberly A. Dang served as Chief Financial Officer of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time she continued as Vice President and Chief Financial Officer of KMI.  She is also Vice President and Chief Financial Officer of KMR, Kinder Morgan G.P., Inc. and KMI.  Mrs. Dang was elected Chief Financial Officer of KMR, Kinder Morgan G.P., Inc. and KMI in May 2005.  She served as Treasurer of KMR, Kinder Morgan G.P., Inc. and KMI from January 2004 to May 2005.  She was elected Vice President, Investor Relations of KMR, Kinder Morgan G.P., Inc. and KMI in July 2002 and served in that role until January 2009.  From November 2001 to July 2002, she served as Director, Investor Relations of KMR, Kinder Morgan G.P., and KMI.  Mrs.  Dang has received a Masters in Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University.

David D. Kinder served as Treasurer of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as Vice President, Corporate Development and Treasurer of KMI.  He is also Vice President, Corporate Development and Treasurer of KMR, Kinder Morgan G.P., Inc. and KMI.  Mr. Kinder was elected Treasurer of KMR, Kinder Morgan G.P., Inc. and KMI in May 2005.  He was elected Vice President, Corporate Development of KMR, Kinder Morgan G.P., Inc. and KMI in October 2002.  He served as manager of corporate development for KMI and Kinder Morgan G.P., Inc. from January 2000 to October 2002.  Mr. Kinder graduated cum laude with a Bachelors degree in Finance from Texas Christian University in 1996.  Mr. Kinder is the nephew of Richard D. Kinder.

Joseph Listengart served as General Counsel and Secretary of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as Vice President, General Counsel and Secretary of KMI.  He is also Vice President, General Counsel and Secretary of KMR, Kinder Morgan G.P., Inc. and KMI.  Mr. Listengart was elected Vice President, General Counsel and Secretary of KMR upon its formation in February 2001.  He was elected Vice President and General Counsel of Kinder Morgan G.P., Inc. and Vice President, General Counsel and Secretary of KMI in October 1999.  Mr. Listengart was elected Secretary of Kinder Morgan G.P., Inc. in November 1998 and has been an employee of Kinder Morgan G.P., Inc. since March 1998.  Mr. Listengart received his Masters in Business Administration from Boston University in January 1995, his Juris Doctor, magna cum laude, from Boston University in May 1994, and his Bachelor of Arts degree in Economics from Stanford University in June 1990.

James E. Street is Vice President, Human Resources and Administration of KMR, Kinder Morgan G.P., Inc. and KMI and assumed the position of Vice President, Human Resources and Administration of Kinder Morgan, Inc. upon completion of the initial public offering in February 2011.  Mr. Street was elected Vice President, Human Resources and Administration of KMR upon its formation in February 2001.  He was elected Vice President, Human Resources and Administration of Kinder Morgan G.P., Inc. and KMI in August 1999.  Mr. Street received a Masters of Business Administration degree from the University of Nebraska at Omaha and a Bachelor of Science degree from the University of Nebraska at Kearney.

EXECUTIVE COMPENSATION

Overview

Our executive officers have not received long-term compensation for serving in such capacities for us other than the receipt of Kinder Morgan Holdco LLC Class A-1 units and Class B units in the Going Private Transaction, which converted into Class C shares and Class B shares, respectively, in connection with our initial public offering. In addition to information regarding such compensation, the following sets forth information regarding compensation earned by, awarded to or paid to our executive officers in their capacities as executive officers of our subsidiaries or our affiliates, including KMP (sometimes collectively referred to in this section as the “Kinder Morgan affiliated entities”), for the periods presented. Our executive officers also serve in the same capacities as executive officers of  Kinder Morgan G.P., Inc. and KMR.

The compensation committee of the board of directors of KMR, which committee is composed of three independent directors, determines the compensation to be paid by KMP to KMR’s and Kinder Morgan G.P., Inc.’s executive officers. As described below, KMR’s compensation committee is aware of the compensation paid to such officers by entities such as us, but makes its compensation determinations at its sole discretion.

Compensation Discussion and Analysis

Program Objectives

We seek to attract and retain executives who will help us achieve our primary business strategy objective of growing the value of our portfolio of businesses for the benefit of our stockholders. To help accomplish this goal, we have designed an executive compensation program that rewards individuals with competitive compensation that consists of a mix of cash, benefit plans and long-term compensation, with a majority of executive compensation tied to the “at risk” portions of the annual cash bonus.

The key objectives of our executive compensation program are to attract, motivate and retain executives who will advance our overall business strategies and objectives to create and return value to our stockholders. We believe that an effective executive compensation program should link total compensation to financial performance and to the attainment of short-term and long-term strategic, operational, and financial objectives. We also believe it should provide competitive total compensation opportunities at a reasonable cost. In designing our executive compensation program, we have recognized that our executives have a much greater portion of their overall compensation at-risk than do our other employees. Consequently, we have tried to establish the at-risk portions of our executive total compensation at levels that recognize their much increased level of responsibility and their ability to influence business results.

Our executive compensation program is principally composed of the following two elements: (i) base cash salary and (ii) possible annual cash bonus (reflected in the Summary Compensation Table below as Non-Equity Incentive Plan Compensation). We pay our executive officers a base salary not to exceed $300,000, which we believe is below annual base salaries for comparable positions in the marketplace.

In addition, we believe that the compensation of our Chief Executive Officer, Chief Financial Officer and the executives named in the Summary Compensation Table below, collectively referred to as our “named executive officers,” should be directly and materially tied to the financial performance of us and our affiliated entities, and should be aligned with the interests of our shareholders. Therefore, the majority of our named executive officers’ compensation is allocated to the “at risk” portion of our compensation program—the annual cash bonus. Accordingly, for 2011, our executive compensation was weighted toward the cash bonus, payable on the basis of the achievement of (i) a dividend per share target by us and (ii) a cash distribution per common unit target by KMP.

Our compensation is determined independently without the use of any compensation surveys. Nevertheless, we annually compare our executive compensation components with market information, consisting of third-party surveys in which we participate. The surveys we use in reviewing our executive compensation consist of the following: (i) Towers Executive Survey, in which approximately 300 to 400 companies participate; (ii) the Hewitt Executive Survey, in which approximately 400 companies participate; and (iii) the Natural Gas Transmission Industries Survey, in which companies in the natural gas industry participate. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive with the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope as us. We also keep abreast of current trends, developments, and emerging issues in executive compensation, and if appropriate, will obtain advice and assistance from outside legal, compensation or other advisors.

We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for executive officers to $1,000,000 of compensation per year; however, if specified conditions are met, certain compensation may be excluded from consideration of the $1,000,000 limit. Since the bonuses paid to our executive officers were paid under our Annual Incentive Plan as a result of reaching designated financial targets established by our Compensation Committee, we expect that all compensation paid to our executives would qualify for deductibility under federal income tax rules. Though we are advised that limited partnerships such as KMP are not subject to section 162(m), we and KMP have chosen to generally operate as if this code section does apply to KMP as a measure of appropriate governance.

Behaviors Designed to Reward

Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our stakeholders, and it prohibits engaging in any detrimental activities, such as performing services for a competitor, disclosing confidential information or violating appropriate business conduct standards. Each executive is held accountable to uphold and comply with company guidelines, which require the individual to maintain a discrimination-free workplace, to comply with orders of regulatory bodies, and to maintain high standards of operating safety and environmental protection.

Unlike many companies, we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs for our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft and we do not pay for executives to fly first class. We believe that this area of our overall compensation package is below competitive levels for comparable companies; however, we have no current plans to change our policy of not offering such executive benefits or perquisite programs.

We do not have employment agreements (other than with Richard D. Kinder) or change of control agreements with our executive officers, although our Class B shares held by our executive officers will no longer be subject to forfeiture upon a change of control of us. In connection with our initial public offering, we entered into severance agreements with eleven of our executive officers. See “—Other Compensation—Other Potential Post-Employment Benefits.”

At his request, Richard D. Kinder receives $1 of base salary per year from us. Additionally, Mr. Kinder has requested that he receive no annual bonus or other compensation from us or any of our affiliates (other than the Class B unit awards that he received in 2007 in connection with the Going Private Transaction). Mr. Kinder does not have any deferred compensation, supplemental retirement or any other special benefit, compensation or perquisite arrangement with us, and each year Mr. Kinder reimburses us for his portion of health care premiums and parking expenses.

Elements of Compensation

As outlined above, our executive compensation program is principally composed of the following two elements: (i) a base cash salary and (ii) a possible annual cash bonus.

In addition to the possible annual cash bonus discussed below (and reflected in the Summary Compensation Table as Non-Equity Incentive Plan Compensation), for the year ended December 31, 2011, our Compensation Committee determined to award one-time cash bonuses to Messrs. Shaper and Listengart and Mrs. Dang in respect of their efforts in our February 2011 initial public offering.  See “—Summary Compensation Table.”

Base Salary

Base salary is paid in cash. The base salary cap for our executive officers, with the exception of our Chairman and Chief Executive Officer who receives $1 of base salary per year as described above, is an annual amount not to exceed $300,000. Generally, we believe that our executive officers’ base salaries are below base salaries for executives in similar positions and with similar responsibilities at companies of comparable size and scope, based upon independent salary surveys in which we participate.

Possible Annual Cash Bonus (Non-Equity Cash Incentive)

For the 2009 bonus year, our possible annual cash bonus was provided for under KMK’s Annual Incentive Plan, which became effective January 18, 2005. For the 2010 bonus year, KMK’s board of directors approved a new Annual Incentive Plan, which became effective January 1, 2010. For the 2011 bonus year, our Board of Directors approved a new Annual Incentive Plan that mirrored the previous plan. The overall purpose of the Annual Incentive Plan is to increase our executive officers’ and our employees’ personal stake in the continued success of KMP and us, by providing to them additional incentives through the possible payment of annual cash bonuses. Under the plan, a budget amount is established for annual cash bonuses at the beginning of each year that may be paid to our executive officers and other employees depending on whether we and our subsidiaries (including KMP) meet certain financial performance objectives (as discussed below). The amount included in our budget for bonuses is not allocated between our executive officers and non-executive officers. Assuming the financial performance objectives are met, the budgeted pool of bonus dollars is further assessed and potentially increased if the financial performance objectives are exceeded. The budget for bonuses also may be adjusted upward or downward based on our and our subsidiaries’ overall performance in other areas, including but not limited to safety and environmental goals and regulatory compliance.

All of our employees and the employees of our subsidiaries, including KMGP Services Company, Inc., are eligible to participate in the plan, except employees who are included in a unit of employees covered by a collective bargaining agreement unless such agreement expressly provides for eligibility under the plan. However, only eligible employees who are selected by KMR’s compensation committee will actually participate in the plan and receive bonuses.

The plan consists of two components: the executive plan component and the non-executive plan component. Our Chairman and Chief Executive Officer and all employees who report directly to the Chairman, including all of our named executive officers, are eligible for the executive plan component; however, as stated elsewhere in this “Compensation Discussion and Analysis,” Richard D. Kinder has elected to not participate under the plan. As of December 31, 2011, excluding Mr. Kinder, eleven of our, and our subsidiaries’, executive officers were eligible to participate in the executive plan component. All other U.S. and Canadian eligible employees were eligible for the non-executive plan component.

At or before the start of each calendar year (or later, to the extent allowed under Internal Revenue Code regulations), financial performance objectives based on one or more of the criteria set forth in the plan are established by our Compensation Committee. Two financial performance objectives were set for 2011 under both the executive plan component and the non-executive plan component. The two financial performance objectives were:

•	$4.60 in cash distributions per common unit by KMP (the same as its previously disclosed 2011 budget expectations); and

•
$1.16 in cash dividends per share paid during the year by us (including a $0.29 per share dividend for the first quarter of 2011, which was prorated for the portion of the first quarter after our initial public offering).

A third objective which could potentially decrease or increase the budgeted pool of bonus dollars for 2011 was a goal to improve our environmental, health, and safety performance by (i) beating industry average incident rates; (ii) improving incident rates compared to our previous three year averages.

At the end of 2011, the extent to which the financial performance objectives have been attained and the extent to which the bonus opportunity has been earned under the formula previously established by our Compensation Committee was determined. For 2011:

•	KMP distributed $4.61 in cash per common unit—generating enough cash from operations in 2011 to fully cover its cash distribution target; furthermore, KMP would have fallen just slightly short

(approximately $4 million) of meeting its budgeted excess cash coverage of $37 million for 2011 had it not chosen to increase its distribution for the fourth quarter of 2011 by $0.01, and if it would have received a Canadian tax refund that was expected in 2011, but will not be received until 2012; and

•	We distributed $1.18 in cash dividends per share.

Based on the above, our Compensation Committee recommended that approximately 100% of the 2011 budgeted cash bonus opportunity be earned and funded under the plan (an increase from the 2010 funding level of 93%). The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.

In addition to determining the financial performance objectives under the Annual Incentive Plan, at or before the start of each calendar year, the Compensation Committee sets the bonus opportunities available to each executive officer. The table below sets forth the maximum bonus opportunities that could be payable by us and KMP collectively to our named executive officers for achievement of the threshold, target and maximum 2011 financial performance objectives established under the plan. If neither of the financial performance objectives was met, no bonus opportunity would be available to our named executive officers. The maximum payout to any individual under the plan for any year is $3.0 million. The Compensation Committee may reduce the amount of the bonus actually paid to any executive officer from the amount of any bonus opportunity open to such executive officer. Because payments under the plan for our executive officers are determined by comparing actual performance to the performance objectives established each year for eligible executive officers chosen to participate for that year, it is not possible to accurately predict any amounts that will actually be paid under the executive portion of the plan over the life of the plan. The Compensation Committee set maximum bonus opportunities under the plan for 2011 for the executive officers at dollar amounts in excess of those which were expected to actually be paid under the plan. In fact, while achievement of the financial performance objectives sets the maximum bonus opportunity for each executive officer, the Compensation Committee has never awarded the maximum bonus opportunity to a current named executive officer. The actual payout amounts under the Non-Equity Incentive Plan Awards made for 2011 (paid in 2012) are set forth in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Kinder Morgan, Inc. Annual Incentive Plan Bonus Opportunities for 2011

Name	Threshold (a)	Target (b)	Maximum (c)
Richard D. Kinder(d)	$-	$-	$–
Kimberly A. Dang	500,000	1,000,000	1,500,000
Steven J. Kean	750,000	1,500,000	3,000,000
Joseph Listengart	500,000	1,000,000	1,500,000
C. Park Shaper	750,000	1,500,000	3,000,000
__________

(a)	Represents the maximum bonus opportunity available to the executive officer if one of the financial performance objectives was met.
(b)	Represents the maximum bonus opportunity available to the executive officer if both of the financial performance objectives were met.
(c)	Represents the maximum bonus opportunity available to the executive officer if both of the financial performance objectives were exceeded by 10% or more.
(d)	Declined to participate.

The 2011 bonuses for our executive officers were overwhelmingly based on whether the established financial performance objectives were met. The Compensation Committee also considered, in a purely subjective manner, how well the executive officer performed his or her duties during the year.  Information was solicited from relevant members of senior management regarding the performance of our named executive officers (described following), and determinations and recommendations were made at the regularly scheduled first quarter board and Compensation Committee meetings held in January 2012. Other factors considered by the Compensation Committee primarily consisted of the amount of the bonus paid to the executive officer in the prior year and market data about compensation of comparable positions of responsibility at comparable companies, consisting of the compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation

Committee did not find it practicable to, and did not, use a “score card” or quantify or assign relative weight to the specific criteria considered. The amount of a downward adjustment, subject to the maximum bonus opportunity that was established at the beginning of the year, was not subject to a formula.  Specific aspects of an individual’s performance were not identified in advance. Rather, adjustments were based on the Compensation Committee’s judgment, giving consideration to the totality of the record presented, including the individual’s performance and the magnitude of any other positive or negative factors.

Upon the occurrence of a change in control, the Compensation Committee may take any action with respect to outstanding awards that it deems appropriate; and in the event that such action is to distribute an award, the award will be distributed in a lump sum no later than 30 days after the change in control. Under the plan, “change in control” means (i) that any person, other than a permitted holder (as defined below), becomes the beneficial owner of securities representing 50% or more of our voting power; (ii) a sale, merger or other business combination as a result of which transaction our voting securities, outstanding immediately before such transaction do not continue to represent at least 50% of our voting power after giving effect to such transaction; (iii) the sale or transfer of all or substantially all of our assets other than to an entity of which more than 50% of the voting power is held by permitted holders (as defined below); (iv) during any period of two consecutive years following the closing of our initial public offering, individuals who were directors at the beginning of the period or whose election or nomination for election by our stockholders was approved by a vote of two-thirds of the directors then still in office who had been directors at the beginning of the period or previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority of the board of directors then in office; or (v) our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets. Under the plan, a “permitted holder” means Richard D. Kinder and investment funds advised by or affiliated with Goldman, Sachs & Co., Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC.

If, in connection with a change in control, Richard D. Kinder is no longer our Chairman:

•
each participant under the executive component of the plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a lesser percentage of the bonus opportunity;

•
each participant under the non-executive component of the plan will receive an award equal to the award most recently paid to such participant under the Annual Incentive Plan, or if no awards have been paid under the plan, an award equal to the most recent award paid to such participant under any prior Annual Incentive Plan; and

•	the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control.

Compensation Related to the Going Private Transaction

In connection with our Going Private Transaction, members of management were awarded Kinder Morgan Holdco LLC Class A-1 and Class B units. In accordance with generally accepted accounting principles, we are required to recognize compensation expense in connection with the Class A-1 and Class B units over the expected life of such units; however, we do not have any obligation, nor did we pay any amounts related to these compensation expenses (all expenses were borne by the Investors), and since we were not responsible for paying these expenses, we recognized the amounts allocated to us as both an expense on our income statement and a contribution to “Stockholders Equity” on our balance sheet. The awards and terms of the Class B units granted to members of management were determined after extensive negotiations between management and the Sponsor Investors with respect to which management agreed to forego any long-term executive compensation at least until the Sponsor Investors sell their interests in us.

Comparison of Class B Units to Class B Shares. The Class B units were converted into Class B shares in connection with the initial public offering.  The Class B shares are intended to substantially preserve the economic rights of the Class B units in Kinder Morgan Holdco LLC but differ from the Class B units in certain respects, including the following:

•
Class B units were subject to time vesting, with one-third vesting on the third, fourth and fifth anniversaries of the date of their issuance. All distributions with respect to the non-vested portion of such Class B units are held in escrow pending the vesting or forfeiture of such Class B units.  Class B shares are not subject to time vesting. As a result, holders of Class B shares are entitled to receive and retain any distributions on, and shares of Class P common stock issued upon conversion of, such Class B shares.

•
The amount of Class B units forfeited upon termination of a holder’s employment would depend on the reason for such termination and other factors such as time vesting and the level of cumulative distributions made by us as of a relevant date. Prior to a change of control, all non-time vested Class B units would be forfeited upon termination of a holder’s employment for any reason. With respect to time-vested Class B units, all such Class B units would be forfeited upon termination of a holder’s employment for cause, no Class B units would be forfeited upon termination of a holder’s employment for death or disability and all or a portion of Class B units would be forfeited upon termination of a holder’s employment for other reasons based on the level of cumulative distributions made by us as of the date of termination. The amount of Class B shares forfeited will be based solely on the reason for the termination of employment. No Class B shares will be forfeited upon termination of a holder’s employment for death or disability. Half of a holder’s Class B shares will be forfeited upon termination of a holder’s employment by such holder for good reason or termination of a holder’s employment by us without cause. All Class B shares will be forfeited upon termination of a holder’s employment for any other reason, including termination for cause.

•
Amounts in respect of forfeited Class B units would be transferred to an incentive pool and could be paid to other members of management (excluding Mr. Kinder) in the discretion of the chief manager and subject to certain unitholder approvals. Forfeited Class B shares will automatically become treasury shares, and we will transfer the forfeited Class B shares into a trust.  Any property in the trust, including dividends, proceeds or earnings received with respect to such Class B shares, may be distributed to new or existing members of management (excluding Mr. Kinder) in any proportion at the election of the chief executive officer and subject to the consent of a majority of directors nominated by Sponsor Investors.

•
Holders of forfeited Class B units that were time-vested would have received certain levels of distributions even after such holder’s termination of employment depending on the level of cumulative distributions made by us as of the date of termination. Under specified circumstances, a holder of Class B shares who otherwise would forfeit such Class B shares upon such holder’s termination of employment will retain his or her Class B shares until such holder has received a specified amount of total value, even if distributed after such holder’s termination.

•
If a holder of Class B units was terminated for any reason, we could repurchase his or her Class B units generally at fair market value. We do not have a right of repurchase with respect to the Class B shares.

•	Class B units would fully vest upon a change of control. Class B shares are not subject to forfeiture after a change of control.

Under our shareholders agreement, “change of control” means (i) the acquisition by any person or group, other than permitted holders (as defined below), by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership of more than 50% of our total voting power after giving effect to such transaction; (ii) a sale, merger or similar transaction or related series of transactions involving us, as a result of which persons who collectively held 100% of our total voting power immediately prior to such transaction do not collectively hold more than 50% of our total voting power after giving effect to such transaction unless (a) the persons who collectively held 100% of our total voting power continue to hold at least 35% of our total voting power, (b) no other person or group holds more than 35% of our total voting power and (c) either Richard D. Kinder or Park Shaper is a senior executive officer; or (iii) the sale or transfer of all or substantially all of our assets, and our subsidiaries’, taken as a whole, other than to an entity of which more than 50% of the voting power is held by a permitted holder or by persons who held more than 50% of our total voting power immediately prior to such transaction. Under the shareholders agreement, “permitted holders” means the Investors and their successors and permitted transferees.

Comparison of Class A-1 Units to Class C Shares.  The Class A-1 units converted into the Class C shares in connection with our initial public offering. The Class C shares are intended to substantially preserve the economic rights of the Class A-1 units in Kinder Morgan Holdco LLC but differ from the Class A-1 units in certain respects, including the following:

•	Class A-1 units were subject to forfeiture if a holder was terminated for cause. Class C shares are not subject to forfeiture; and

•
If the employment of a holder of Class A-1 units was terminated for any reason, we could have repurchased his or her Class A-1 units generally at fair market value.  We do not have a right of repurchase with respect to the Class C shares.

Class B Share Plan and Class B Share Trust.  The Class B shares may be forfeited by our management under the circumstances described above. All forfeited Class B shares will automatically become treasury shares, and we will transfer the forfeited Class B shares to a trust established solely to hold these Class B shares, together with any dividends, proceeds received in respect of these Class B shares, shares of Class P common stock issued in connection with the conversion of these Class B shares or earnings with respect to such property. We have established the Class B share plan, which is a long-term compensation plan, to govern the terms of awards in respect of forfeited Class B shares and related property in the Class B share trust.  Pursuant to the Class B share plan and our shareholders agreement, each item of property in the trust may be distributed separately from the underlying Class B shares to members of new or existing management (other than Richard D. Kinder), as designated by the chief executive officer and approved by a majority of the members of the board of directors nominated by the Sponsor Investors. All property held in the trust on May 31, 2015 will be distributed proportionally to the holders of Class B shares as of May 31, 2015. We have agreed to pay the costs of the Class B share trust, including the fees of the independent trustee, but do not expect these costs to be material.

Other Compensation

Kinder Morgan, Inc. Savings Plan.  The Kinder Morgan, Inc. Savings Plan is a defined contribution 401(k) plan. The plan permits all full-time employees of us and those of KMGP Services Company, Inc., including our named executive officers, to contribute between 1% and 50% of base compensation, on a pre-tax basis, into participant accounts.  For more information on this plan, see Note 9 “Share-based Compensation and Employee Benefits—Kinder Morgan, Inc.—Retirement Plans” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.  As a result of a cost savings effort in 2009, all officers with the position of vice president or higher, including our named executive officers, were suspended from receiving any company contributions commencing February 15, 2009. Company contributions for these employees were reinstated effective February 1, 2010.

Kinder Morgan, Inc. Cash Balance Retirement Plan.  Employees of us and KMGP Services Company, Inc., including our named executive officers, are also eligible to participate in the Kinder Morgan, Inc. Retirement Plan, referred to as the Cash Balance Retirement Plan, a cash balance plan. Employees accrue benefits through a Personal Retirement Account, referred to as the PRA, in the Cash Balance Retirement Plan. We allocate a contribution credit equivalent to 3% of eligible compensation every pay period to participants’ PRAs. For plan years prior to 2011, interest was credited to the PRA at the 30-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for the November of the prior year. Beginning January 1, 2011, interest is credited to the PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for the November of the prior year, plus 0.25%. Employees become 100% vested in the plan after three years and may take a lump sum distribution upon termination of employment or retirement. As a result of a cost savings effort in 2009, all company contributions to the plan were suspended from April 12, 2009 through December 31, 2009. Company contributions were reinstated effective January 1, 2010.

The following table sets forth the estimated actuarial present value of each named executive officer’s accumulated pension benefit as of December 31, 2011, under the provisions of the Cash Balance Retirement Plan. With respect to our named executive officers, the benefits were computed using the same assumptions used for financial statement purposes, assuming current remuneration levels without any salary projection, and assuming participation until normal retirement at age 65. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.

Pension Benefits
Name	Plan Name	Current Credited Yrs of Service	Present Value of Accumulated Benefit (a)	Contributions During 2011
Richard D. Kinder	Cash Balance	11	$-	$-
Kimberly A. Dang	Cash Balance	10	61,760	8,280
Steven J. Kean	Cash Balance	10	73,689	8,469
Joseph Listengart	Cash Balance	11	84,514	8,641
C. Park Shaper	Cash Balance	11	84,514	8,641
__________

(a)	The present values in the Pension Benefits table are current year-end balances.

Contingent Payment Obligations Under Shareholders Agreement

We have certain contingent payment obligations under the terms of our shareholders agreement that may be considered compensation to holders of Class B shares and Class C shares, including the agreement to pay certain tax compliance expenses for a holder of Class B shares or Class C shares in certain events related to such holder’s ownership of Class B shares or Class C shares.

Potential Payments Upon Termination or Change-in-Control

Our named executive officers (excluding Richard D. Kinder) are entitled to certain benefits in the event their employment is terminated by us without cause or by them with good reason, whether or not related to a change in control. See “—Other Potential Post-Employment Benefits—Severance Agreements” below for a description of the terms. Mr. Kinder is also entitled to certain benefits under his employment agreement upon his termination by us without cause or by him with good reason, whether or not related to a change in control. See “—Other Potential Post-Employment Benefits—Employment Agreement” below for a description of the terms.

Upon termination of employment of a named executive officer due to death or disability (as determined in accordance with our long-term disability plan covering such employee), all of his or her Class B shares will no longer be subject to forfeiture. In the event of a termination of employment of a named executive officer by us without “cause” or by a named executive officer with “good reason” (as each such term is defined in our shareholders agreement and described under “—Other Potential Post-Employment Benefits—Severance Agreements”), 50% of his or her Class B shares will no longer be subject to forfeiture. In addition, all unvested Class B shares will no longer be subject to forfeiture upon a change of control (as defined in the shareholders agreement and described under “—Compensation Related to the Going Private Transaction—Comparison of Class B Units to Class B Shares”). The following tables list separately the potential payments and benefits upon a change in control and the potential payments and benefits upon a termination of employment for our named executive officers.  The tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2011. Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the tables below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.

Potential Payments Upon Termination of Employment or Change in Control for Richard D. Kinder

	Termination Payment	Benefit Continuation	Value of KMI Class B Shares No Longer Subject to Forfeiture (d)
Termination without “cause” or “good reason” or due to “change in duties”(a)(c)	$2,250,000	$34,320	$	N/A
Termination due to death or “disability”(a)(b)	750,000	-		N/A
Upon a change in control	N/A	N/A		N/A
__________

(a)	As such terms are defined in Mr. Kinder’s employment agreement and described under “—Other Potential Post-Employment Benefits—Employment Agreement.”
(b)	If Mr. Kinder becomes disabled, he is eligible for the same medical benefits as most other employees.
(c)	With respect to Class B shares, as the terms “cause” and “good reason” are defined in our shareholders agreement and described under “—Other Potential Post-Employment Benefits—Severance Agreements.”
(d)
Because the number of Class P shares into which the Class B shares of a series will convert depends on the total value received in excess of an agreed upon return threshold by the holders of the corresponding series of Class A shares when such Class A shares are converted into Class P shares, the market value of the Class B shares is not readily determinable.

Potential Payments Upon Termination of Employment or Change in Control for Other Named Executive Officers

	Termination Without Cause or Good Reason		Value of KMI Class B Shares No Longer Subject to Forfeiture (a)
Name	Salary Continuation	Benefit Continuation	Upon Change in Control or Termination due to Death or Disability		Upon Termination Without Cause or for Good Reason
Kimberly A. Dang	$300,000	$17,160	$	N/A	$	N/A
Steven J. Kean	300,000	17,160		N/A		N/A
Joseph Listengart	300,000	17,160		N/A		N/A
C. Park Shaper	600,000	34,320		N/A		N/A
__________

(a)
Because the number of Class P shares into which the Class B shares of a series will convert depends on the total value received in excess of an agreed upon return threshold by the holders of the corresponding series of Class A shares when such Class A shares are converted into Class P shares, the market value of the Class B shares is not readily determinable.

Other Potential Post-Employment Benefits

Employment Agreement.  On October 7, 1999, Richard D. Kinder entered into an employment agreement with KMK pursuant to which he agreed to serve as its Chairman and Chief Executive Officer. His employment agreement provides for a term of three years and one year extensions on each anniversary of October 7th. Mr. Kinder, at his initiative, accepted an annual salary of $1 to demonstrate his belief in KMK’s and KMP’s long-term viability. Mr. Kinder continues to accept an annual salary of $1, and he receives no other compensation from us.

We believe that Mr. Kinder’s employment agreement contains provisions that are beneficial to us, and, accordingly, Mr. Kinder’s employment agreement is extended annually at the request of our and KMR’s boards of directors. For example, with limited exceptions, Mr. Kinder is prevented from competing in any manner with us or any of its subsidiaries while he is employed by us and for 12 months following the termination of his employment. The employment agreement provides that he will receive a severance payment equal to $2.25 million in the event his employment is terminated without “cause” or in the event he is subject to a “change in duties” without his consent. His employment agreement also provides that in the event of his death or termination due to his total and permanent disability, he or his estate will receive an amount equal to the greater of his annual salary ($1) or $750,000, and in the case of his total and permanent disability, such amount will be an annual amount until the effective date of termination of employment. In addition, under the terms of our shareholders agreement, Mr. Kinder also has agreed not to compete with us or any of our subsidiaries for an additional period of one year and not to solicit any of their employees or interfere with certain of their business relationships during the term of his employment and for two years thereafter.

Upon a change in control and a termination of Mr. Kinder’s employment by us or by Mr. Kinder, certain payments made to him could be subject to the excise tax imposed on “excess parachute payments” by the Internal Revenue Code. Pursuant to his employment agreement, Mr. Kinder is entitled to have his compensation “grossed up” for all such excise taxes and any federal, state and local taxes applicable to such gross-up payment (including any penalties and interest). We estimate the amount of such gross up payment for Mr. Kinder’s termination payment and benefits to be approximately $1.05 million. The estimate of “excess parachute payments” for purposes of these calculations does not take into account any mitigation for payments which could be shown (under the facts and circumstances) not to be contingent on a change in control or for any payments being made in consideration of non-competition agreements or as reasonable compensation. The gross-up calculations assume an excise tax rate of 20%, a statutory federal income tax rate of 35%, and a Medicare tax rate of 1.45%. If upon a change in control Mr. Kinder’s employment does not terminate, he would only be entitled to the immediate vesting of any Class B shares.

Under the employment agreement, “cause” means (i) a grand jury indictment or prosecutorial information charging Mr. Kinder with illegal or fraudulent acts, criminal conduct or willful misconduct; (ii) a grand jury indictment or prosecutorial information charging Mr. Kinder with any criminal acts involving moral turpitude; (iii) grossly negligent failure by Mr. Kinder to perform his duties in a manner which he has reason to know is in our best interest; (iv) bad faith refusal by Mr. Kinder to carry out reasonable instructions of the board of directors of us; and (v) a material violation by Mr. Kinder of any of the terms of the employment agreement.

Under the employment agreement, “change in duties” means, without Mr. Kinder’s written consent, any of the following (i) a significant reduction in the nature, scope of authority or duties of Mr. Kinder; (ii) a substantial reduction in Mr. Kinder’s existing annual base salary or bonus opportunity; (iii) receipt of employee benefits by Mr. Kinder that are materially inconsistent with the employee benefits provided by us to executives with comparable duties; or (iv) a change of more than 50 miles in the location of Mr. Kinder’s principal place of employment.

Severance Agreements.  In connection with our initial public offering, we entered into severance agreements with respect to eleven of our, or our subsidiaries’, executive officers (including our named executive officers other than Richard D. Kinder) that provide for severance in the amount of the executive’s salary plus benefits during the executive’s non-compete period, ranging from one to two years following the executive’s termination of employment, if the executive voluntarily terminates his or her employment for “good reason” or the executive’s employment with us and our subsidiaries is terminated “without cause.” The other employees who did not enter into severance agreements with us are eligible for the same severance policy as all regular full time U.S.-based employees not covered by a bargaining agreement, which caps severance payments at an amount equal to six months of salary.

Under the severance agreements, “cause” means any of the following: (i) conviction of a felony, (ii) commission of fraud or embezzlement against us or any of our subsidiaries, (iii) gross neglect of, or gross or willful misconduct in connection with the performance of, duties that is not cured within 30 days after written notice, (iv) willful failure or refusal to carry out reasonable and lawful instructions of the Chief Executive Officer or the board of directors that is not cured within 30 days after written notice, (v) failure to perform duties and responsibilities as the individual’s primary business activity, (vi) judicial determination that the individual breached fiduciary duties, (vii) willful and material breach of the shareholders agreement, certificate of incorporation or bylaws that is not cured within 30 days after written notice or (viii) material breach of a non-compete provision in the case of specified officers that is not cured with 30 days after written notice. Under the shareholders agreement, “good reason” occurs when one of the following events occurs without an employee’s consent, such employee provides written notice, such event is not corrected after such notice and the employee resigns: (i) material diminution in the employee’s duties and responsibilities, (ii) material reduction in the employee’s annual base salary or aggregate benefits, (iii) material reduction in the employee’s bonus opportunity, (iv) relocation of the employee’s primary place of employment by more than 50 miles or (v) willful and intentional breach of the shareholders agreement by us that has a material and adverse effect on the employee.

Summary Compensation Table

The following table shows compensation paid or otherwise awarded to our (i) principal executive officer; (ii) principal financial officer; and (iii) three most highly compensated executive officers (other than the principal executive officer and principal financial officer) serving at fiscal year-end 2011 (collectively referred to as the “named executive officers”) for services rendered to our affiliated entities during fiscal years 2011, 2010 and 2009. The amounts in the columns below represent the total compensation paid or awarded to our named executive officers by all our affiliated entities.

			(a)	(b)	(c)	(d)
Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total
Richard D. Kinder	2011	$1	$-	$-	$-	$-	$1
Director, Chairman and	2010	1	-	-	-	-	1
Chief Executive Officer	2009	1	-	-	-	-	1

Kimberly A. Dang	2011	300,000	175,000	625,000	8,280	13,330	1,121,610
Vice President and	2010	294,444	-	500,000	9,544	11,704	815,692
Chief Financial Officer	2009	257,692	-	550,000	4,243	3,115	815,050

Steven J. Kean	2011	300,000	-	1,250,000	8,469	15,028	1,573,497
Executive Vice President	2010	294,444	-	1,000,000	10,058	13,247	1,317,749
and Chief Operating Officer	2009	257,692	-	1,250,000	4,683	4,251	1,516,626

Joseph Listengart	2011	300,000	250,000	750,000	8,641	13,330	1,321,971
Vice President, General	2010	294,444	-	740,000	10,524	11,665	1,056,633
Counsel and Secretary	2009	257,692	-	925,000	5,082	2,866	1,190,640

C. Park Shaper	2011	300,000	250,000	1,300,000	8,641	14,170	1,872,811
Director and President	2010	294,444	-	1,040,000	10,524	12,925	1,357,893
	2009	257,692	-	1,300,000	5,082	3,971	1,566,745
__________

(a)	Represents bonus payments awarded and paid by us to the executive officers in connection with their efforts in our February 2011 initial public offering.
(b)	Represents amounts paid according to the provisions of the Annual Incentive Plan then in effect. Amounts were earned in the fiscal year indicated but were paid in the next fiscal year.
(c)
Represents the 2011, 2010 and 2009, as applicable, change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) according to the provisions of our Cash Balance Retirement Plan.

(d)
Amounts include value of contributions to the our Savings Plan (a 401(k) plan), value of group-term life insurance exceeding $50,000, and taxable parking subsidy. Amounts in 2011, 2010 and 2009 representing the value of contributions to our Savings Plan are $12,250, $11,022 and $2,308, respectively.

Grants of Plan-Based Awards

The following supplemental compensation table shows compensation details on the value of all non-guaranteed and non-discretionary incentive awards granted during 2011 to our named executive officers. The table includes awards made during or for 2011. The information in the table under the caption “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the threshold, target and maximum amounts payable under our Annual Incentive Plan for performance in 2011. Amounts actually paid under that plan for 2011 are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)
Name	Threshold	Target	Maximum
Richard D. Kinder	$-	$-	$-
Kimberly A. Dang	500,000	1,000,000	1,500,000
Steven J. Kean	750,000	1,500,000	3,000,000
Joseph Listengart	500,000	1,000,000	1,500,000
C. Park Shaper	750,000	1,500,000	3,000,000
__________

(a)	See “—Compensation Discussion and Analysis—Elements of Compensation” and “—Possible Annual Cash Bonus (Non-Equity Cash Incentive)” above for further discussion of these awards.

Outstanding Equity Awards at Fiscal Year-End

Option Awards and Stock Awards

None of our named executive officers has been awarded any stock options, restricted stock or similar stock-based awards, and we do not expect to grant any such awards to our named executive officers while the Sponsor Investors hold Class A shares.

Awards of Participation Interests in Going Private Transaction

The holders of Class P common stock do not bear any of the economic cost of, and are not diluted by, the Class B shares, and the Class B shares and the conversions of Class B shares into Class P shares do not impact the per share dividends paid on the Class P shares or the aggregate dividends we pay to our shareholders. In connection with the Going Private Transaction, members of management, including our named executive officers, were awarded Class B units as participation interests. The awards and terms of the Class B units, determined after extensive negotiations between management and the Sponsor Investors, provided that the investors in the Going Private Transaction would bear the economic burden of any value of the Class B units, in exchange for which management agreed to forego any long-term compensation at least until the Sponsor Investors sell their interests in us. The Class B units were converted into Class B shares in connection with our initial public offering, and the terms of the Class B shares continued to provide that the investors in the Going Private Transaction, and thus not the public shareholders, would bear the economic cost related to any Class B share value. The aggregate amount of our Class P common stock into which the Class A shares, Class B shares and Class C shares can convert is fixed. The conversion of Class B shares into Class P shares reduces the number of Class P shares into which the Class A shares and Class C shares can convert. Therefore, we view the Class B shares, along with the Class A shares and Class C shares, as participation interests in the Going Private Transaction, rather than as awards of stock-based compensation.

The Class B shares are not subject to time vesting but may be forfeited upon termination of employment. In addition, the number of Class P shares into which the Class B shares of a series will convert depends on the total value in excess of an agreed upon return threshold received by the holders of the corresponding series of Class A shares when such Class A shares are converted into Class P shares. As a result, the remaining Class B shares of a series may convert into zero Class P shares if the return threshold is not met.

The following table sets forth the number of Class B shares held by each named executive officer as of December 31, 2011. As noted above, the holders of Class P common stock do not bear any of the economic cost of, and are not diluted by, the Class B shares, and the Class B shares and the conversions of Class B shares into Class P shares do not impact the per share dividends paid on the Class P shares or the aggregate dividends we pay to our shareholders.

Name	Number of shares	Market value of shares (d)
Richard D. Kinder(a)	37,653,039	N/A
Kimberly A. Dang(b)	2,353,315	N/A
Steven J. Kean	7,530,608	N/A
Joseph Listengart	3,765,304	N/A
C. Park Shaper(c)	10,354,586	N/A

(a)	Includes 12,551,013 Class B shares that Mr. Kinder transferred to a limited partnership. Mr. Kinder disclaims 99% of any beneficial and pecuniary interest in those shares.
(b)	All of such Class B shares have been transferred by Mrs. Dang to a limited partnership. Mrs. Dang disclaims 10% of any beneficial and pecuniary interest in those shares.
(c)	All of such Class B shares have been transferred by Mr. Shaper to a limited partnership. Mr. Shaper disclaims 21% of any beneficial and pecuniary interest in those shares.
(d)
Because the number of Class P shares into which the Class B shares of a series will convert depends on the total value received in excess of an agreed upon return threshold by the holders of the corresponding series of Class A shares when such Class A shares are converted into Class P shares, the market value of the Class B shares is not readily determinable. Assuming all of the outstanding Class A shares were converted into Class P shares as of December 30, 2011 (the last trading day of the year) and such Class P shares were sold to third parties for net proceeds of $32.17 per share (the closing market price of the Class P shares on December 30, 2011), the Class B shares held by our named executive officers would convert into the following numbers of Class P shares: Mr. Kinder – 29,248,080; Mrs. Dang – 1,828,005; Mr. Kean – 5,849,616; Mr. Listengart – 2,924,808; and Mr. Shaper – 8,043,222. These Class P shares would have the following indicated market values as of December 30, 2011: Mr. Kinder – $940,910,739; Mrs. Dang – $58,806,921; Mr. Kean –$188,182,148; Mr. Listengart – $94,091,074; and Mr. Shaper – $258,750,453. All Class P shares and associated value received by the Class B shareholders, including our named executive officers, will reduce the number of Class P shares and value that otherwise would have been received by Richard D. Kinder and the Sponsor Investors, as the only remaining holders of Class A shares, and will not impact the public shareholders. As such, the net value realized by Mr. Kinder will be significantly less than as indicated above.

Stock Vested

As described above under “Outstanding Equity Awards at Fiscal Year-End,” the Class B shares are not subject to time vesting. However, viewing the conversion of Class B shares into Class P shares as “vesting” of stock awards, the following table sets forth the number of Class P shares acquired by our named executive officers upon the conversions of Class B shares and the value realized upon such conversions and from dividends during 2011. The Class P shares acquired and value realized set forth in the following table reduced both the number of Class P shares and the amount of dividends that otherwise would have been received by the Investors with respect to their Class A shares. These shares acquired and value realized in no way diluted, or impacted the dividends received by, our public shareholders.

Name	Number of Class P shares acquired(a)	Value realized(b)
Richard D. Kinder(c)	1,654,302	$60,939,967
Kimberly A. Dang(d)	103,394	3,808,751
Steven J. Kean	330,860	12,187,982
Joseph Listengart	165,430	6,093,991
C. Park Shaper(e)	454,933	16,758,489

(a)	The number of Class B shares converted were as follows: Mr. Kinder – 2,346,962; Mrs. Dang – 146,685; Mr. Kean – 469,392; Mr. Listengart – 234,696; and Mr. Shaper – 645,414.
(b)
Calculated as the number of Class P shares acquired multiplied by $27.77, the closing market price of the Class P shares on November 16, 2011, the date of conversion.  Also includes the amount of “priority dividends” (as defined in our certificate of incorporation) received on the Class B shares, which dividends reduce the value that will ultimately be realized on the Class B shares.  The amounts of the priority dividends received in 2011 were as follows: Mr. Kinder – $15,000,000; Mrs. Dang – $937,500; Mr. Kean – $3,000,000; Mr. Listengart – $1,500,000; and Mr. Shaper – $4,125,000.

(c)
Mr. Kinder transferred 33% of his Class B shares to a limited partnership.  Mr. Kinder disclaims 99% of any beneficial and pecuniary interest in the shares held and value realized by the limited partnership.

(d)
Mrs. Dang transferred all of her Class B shares to a limited partnership.  Mrs. Dang disclaims 10% of any beneficial and pecuniary interest in the shares held and value realized by the limited partnership.

(e)
Mr. Shaper transferred all of his Class B shares to a limited partnership.  Mr. Shaper disclaims 21% of any beneficial and pecuniary interest in the shares held and value realized by the limited partnership.

Risks Associated with Compensation Practices

We, KMGP Services Company, Inc., and Kinder Morgan Canada Inc. employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices for all persons necessary for the operation of our business do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our employee compensation—primarily consisting of annual salaries and cash bonuses—is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us.

DIRECTOR COMPENSATION

Stock Compensation Plan for Non-Employee Directors

In connection with our initial public offering, we have adopted the Stock Compensation Plan for Non-Employee Directors, in which our newly-appointed independent directors will participate. None of the eleven directors nominated by Richard D. Kinder or the Sponsor Investors will participate in the plan. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our board has sole discretion to terminate the plan at any time. The primary purpose of this plan is to promote our interests and the interests of our stockholders by aligning the compensation of the non-employee members of our board of directors with stockholders’ interests.

The plan recognizes that the compensation to be paid to each non-employee director is fixed by our board, generally annually, and that the compensation is payable in cash. Pursuant to the plan, in lieu of receiving some or all of the cash compensation, each non-employee director who was not nominated by Richard D. Kinder or one of the Sponsor Investors, referred to as “eligible directors,” may elect to receive shares of Class P common stock. Each election will be generally at or around the first board meeting in January of each calendar year and will be effective for the entire calendar year. An eligible director may make a new election each calendar year. The total number of shares of Class P common stock authorized under the plan is 250,000.

Each annual election to receive shares of Class P common stock will be evidenced by an agreement between us and each eligible director that will contain the terms and conditions of each award. Shares issued under the plan pursuant to an election may be subject to forfeiture restrictions that lapse on the earlier of the director’s death or the date set forth in the agreement, which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director’s service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director’s failure to be elected as a director at a shareholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares to the extent then subject to the forfeiture restrictions. If, prior to the lapse of the forfeiture restrictions, the director is not elected as a director at a shareholders meeting at which the director is considered for election, the forfeiture restrictions will lapse with respect to fifty percent (50%) of the director’s shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares. Shares with respect to which forfeiture restrictions have lapsed will cease to be subject to any forfeiture restrictions, and we will provide the eligible director a certificate representing the shares as to which the forfeiture restrictions have lapsed. In addition, each eligible director will have the right to receive dividends with respect to the shares awarded to him under the plan to be paid as described below, to vote such shares and to enjoy all other Class P common stockholder rights, including during the period prior to the lapse of the forfeiture restrictions.

The number of shares to be issued to an eligible director electing to receive any portion of the cash compensation in the form of shares will equal the amount of such cash compensation elected to be paid in the form of shares, divided by the closing price of the Class P common stock on the New York Stock Exchange on the day the cash compensation is awarded (such price, the fair market value), rounded up to the nearest ten shares. An eligible director electing to receive any portion of the cash compensation in the form of shares will receive cash equal to the difference between (i) the total cash compensation awarded to such director and (ii) the number of shares to be issued to such director multiplied by the fair market value of a share. This cash payment will be payable in four equal installments generally around March 31, June 30, September 30 and December 31 of the calendar year in which such cash compensation is awarded; provided that the installment payments will be adjusted to include dividends with respect to the shares during a period in which the shares are subject to forfeiture restrictions.

Non-Employee Director Compensation

Prior to our initial public offering we did not pay any compensation to our directors in their capacity as members of our board of directors. Following our initial public offering we continued to pay no compensation to our directors in their capacity as members of our board of directors, except for Ms. Macdonald and Mr. Staff, our two new independent directors, to whom we pay an annual retainer of $180,000 for their services as directors. In addition, directors are reimbursed for reasonable expenses in connection with board meetings. Our directors who are also employees do not receive compensation in their capacity as directors. The following table discloses the compensation earned by Ms. Macdonald and Mr. Staff for board service in 2011.

Name	Fees Earned or Paid in Cash	Class P Common Stock Awards(a)	All Other Compensation(b)	Total(c)
Deborah A. Macdonald	$135,000	$-	$-	$135,000
Joel V. Staff(a)	90,000	45,185	220	135,405
__________
(a)
For Mr. Staff, represents the value of cash compensation received in the form of Class P stock according to the provisions of our Stock Compensation Plan for Non-Employee Directors. Value computed as the number of Class P shares elected to be received in lieu of cash (1,570 shares) multiplied by the closing price on the day cash compensation is approved ($28.78 per share on April 19, 2011).

(b)	For Mr. Staff, represents dividends paid on unvested restricted Class P stock awarded according to our Stock Compensation Plan for Non-Employee Directors.
(c)	Compensation was prorated for 2011 due to Mr. Staff and Ms. Macdonald not becoming directors until the second quarter of 2011.

PERFORMANCE GRAPHS

2011 Cumulative Total Return

The following performance graph compares the quarterly performance of our Class P common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index for the period beginning on February 11, 2011, the first trading day following our initial public offering and ending on December 31, 2011. The graph assumes that the value of the investment in our Class P common stock and each index was $100 at February 11, 2011, and that all dividends were reinvested. Total net return to our stockholders during this period was 6.32 percent, as compared to an average return of -3.48 percent for the Standard & Poor’s 500 Stock Index and 34.65 percent for the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index for the same period. The total net return to our stockholders of 6.32 percent was calculated using the closing price of our Class P common stock on the first trading day following our initial public offering of $31.05. If such return had been calculated using our initial public offering price of $30.00, the total net return to our stockholders during the period would have been 10.05 percent.

	Base	INDEXED RETURNS
	Period	Quarter Ending
Company / Index	2/11/11	3/31/11	6/30/11	9/30/11	12/31/11
Kinder Morgan, Inc.	100	95.46	92.98	84.68	106.32
S&P 500 Index	100	100.12	100.22	86.32	96.52
S&P 500 Oil & Gas Storage & Transportation Index	100	110.10	113.65	97.76	134.65

Cumulative Total Return Through Record Date

The following performance graph compares the quarterly performance of our Class P common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index for the period beginning on February 11, 2011, the first trading day following our initial public offering and ending on

March 19, 2012, the record date for the Annual Meeting. The graph assumes that the value of the investment in our Class P common stock and each index was $100 at February 11, 2011, and that all dividends were reinvested. Total net return to our stockholders during this period was 23.93 percent, as compared to an average return of 8.71 percent for the Standard & Poor’s 500 Stock Index and 47.96 percent for the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index for the same period. The total net return to our stockholders of 23.93 percent was calculated using the closing price of our Class P common stock on the first trading day following our initial public offering of $31.05. If such return had been calculated using our initial public offering price of $30.00, the total net return to our stockholders during the period would have been 28.26 percent.

CUMULATIVE TOTAL RETURN THROUGH RECORD DATE
Based on investment of $100 beginning February 11, 2011
with dividends reinvested

	Base	INDEXED RETURNS
	Period	Quarter/Period Ending
Company / Index	2/11/11	3/31/11	6/30/11	9/30/11	12/31/11	3/19/12
Kinder Morgan, Inc.	100	95.46	92.98	84.68	106.32	123.93
S&P 500 Index	100	100.12	100.22	86.32	96.52	108.71
S&P 500 Oil & Gas Storage & Transportation Index	100	110.10	113.65	97.76	134.65	147.96

ITEM 1
ELECTION OF DIRECTORS

All of our incumbent directors are standing for re-election to our Board of Directors. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify

Information About the Nominees

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Richard D. Kinder	Director since October 1999; also from 1998 to June 1999 – Age 67

Mr. Kinder served as Chief Manager and Chief Executive Officer of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he assumed the positions of Director, Chairman and Chief Executive Officer. He is also Director, Chairman and Chief Executive Officer of KMR, Kinder Morgan G.P., Inc. and KMI. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of KMR since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of KMI in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. in February 1997. Mr. Kinder was elected President of KMR, Kinder Morgan G.P., Inc. and KMI in July 2004 and served as President until May 2005. Mr. Kinder is the uncle of David D. Kinder, Vice President, Corporate Development and Treasurer of KMR, Kinder Morgan G.P., Inc. and KMI. Mr. Kinder’s experience as Chief Executive Officer of KMI and of KMR, combined with his service as our Chairman and Chief Executive Officer provide him with a familiarity with our strategy, operations and finances that can be matched by no one else. In addition, Mr. Kinder’s significant equity ownership in KMI aligns his economic interests with those of our other stockholders.

C. Park Shaper	Director since May 2007 – Age 43

Mr. Shaper served as Manager and President of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he assumed the positions of Director and President of KMI. He is also Director and President of KMR, Kinder Morgan G.P., Inc. and KMI. Mr. Shaper was elected President of KMR, Kinder Morgan G.P., Inc. and KMI in May 2005. He served as Executive Vice President of KMR, Kinder Morgan G.P., Inc. and KMI from July 2004 until May 2005. Mr. Shaper was elected Director of KMR and Kinder Morgan G.P., Inc. in January 2003 and of KMI in May 2007. He was elected Vice President, Treasurer and Chief Financial Officer of KMR upon its formation in February 2001, and served as its Treasurer until January 2004, and its Chief Financial Officer until May 2005. He was elected Vice President, Treasurer and Chief Financial Officer of KMI in January 2000, and served as its Treasurer until January 2004, and its Chief Financial Officer until May 2005. Mr. Shaper was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan G.P., Inc. in January 2000, and served as its Treasurer until January 2004 and its Chief Financial Officer until May 2005. He received a Masters of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University. Mr. Shaper is also a trust manager of Weingarten Realty Investors. Mr. Shaper’s experience as our President, together with his experience as an executive officer of various Kinder Morgan entities, provide him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.

Steven J. Kean	Director since May 2007 – Age 50

Mr. Kean served as Manager and Chief Operating Officer of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he assumed the positions of Director,

Executive Vice President and Chief Operating Officer of KMI. He is also Executive Vice President and Chief Operating Officer of KMR, Kinder Morgan G.P., Inc. and KMI. Mr. Kean was elected Executive Vice President and Chief Operating Officer of KMR, Kinder Morgan G.P., Inc. and KMI in January 2006. He served as Executive Vice President, Operations of KMR, Kinder Morgan G.P., Inc. and KMI from May 2005 to January 2006. He served as President, Natural Gas Pipelines of KMR and Kinder Morgan G.P., Inc. from July 2008 to November 2009. He served as President, Texas Intrastate Pipeline Group from June 2002 until May 2005. He served as Vice President of Strategic Planning for the Kinder Morgan Gas Pipeline Group from January 2002 until June 2002. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982. Mr. Kean’s experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.

Henry Cornell	Director since May 2007 – Age 55

Mr. Cornell served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. He is a managing director of Goldman, Sachs & Co. and the Chief Operating Officer of its Merchant Banking Division, which includes all of the firm’s corporate, real estate and infrastructure investment committees. He is a member of all of its global Merchant Banking Investment Committees. Mr. Cornell serves on the boards of directors of Apple American Group, LLC, Pro Sight Specialty Insurance, Kenan Advantage Group, McJunkin Red Man Corporation and USI Holdings Corporation. Mr. Cornell is Chairman of The Citizens Committee of New York City, Treasurer and Trustee of the Whitney Museum of American Art, a member of The Council on Foreign Relations, Trustee Emeritus of the Asia Society, Trustee Emeritus of the Japan Society and a member of Sotheby’s International Advisory Board. Mr. Cornell joined Goldman, Sachs & Co. in 1984 and became a partner in 1994. Prior to joining Goldman, Sachs & Co., Mr. Cornell practiced law with Davis Polk & Wardwell from 1981 to 1984 in New York and London. Mr. Cornell holds a B.A. from Grinnell College and a J.D. from New York Law School. Mr. Cornell has significant experience with energy companies and investments and familiarity with our industry and capital markets activity, which enhance his contributions to the board of directors.

Deborah A. Macdonald	Director since April 2011 – Age 60

Ms. Macdonald was elected as a Director in April 2011. For the past five years, Ms. Macdonald has served on the boards of several private charitable organizations. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI, KMR and Kinder Morgan G.P., Inc. from June 2002 until September 2005 and served as President of NGPL from October 1999 until March 2003. Ms. Macdonald received her Juris Doctor, summa cum laude, from Creighton University in May 1980 and received a Bachelors degree, magna cum laude, from Creighton University in December 1972. As a result of Ms. Macdonald’s prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to the board of directors.

Michael Miller	Director since May 2007 – Age 53

Mr. Miller served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. Mr. Miller is a Partner at Highstar Capital LP and has been with the firm since 2001. He serves on Highstar’s Investment Committee and Executive Committee. Mr. Miller has over 20 years of experience in direct investments, principally in the energy, waste-to-energy, conventional and renewable power sectors and utilities. Mr. Miller currently serves on the boards of directors of Star Atlantic Waste Holdings, L.P. and Utilities, Inc. Mr. Miller received a B.S. from Rensselaer Polytechnic Institute, an M.B.A. from the University of Chicago and is a CFA charter holder. Mr. Miller has significant experience with public companies and investments and familiarity with our industry and capital markets activity, which enhance his contributions to the board of directors.

Michael C. Morgan	Director since May 2007 – Age 43

Mr. Morgan served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. From 2003 until the Going Private Transaction, Mr. Morgan served as a director of KMI. He has been Chairman and Chief Executive Officer of

Triangle Peak Partners, LP, a registered investment adviser and fund manager, since April 2008. He also has been President of Portcullis Partners, L.P., a private investment partnership, since October 2004. Mr. Morgan has been a director of Bunchball, Inc. since June 2011, a director of DriveCam, Inc. since July 2009, and an observer to the board of directors of SCIenergy Inc., since April 2011 and was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from May 2007 until March 2008. Mr. Morgan was President of KMI, KMR and Kinder Morgan G.P., Inc. from July 2001 to July 2004. Mr. Morgan served as Vice President—Strategy and Investor Relations of KMR from February 2001 to July 2001. He served as Vice President-Strategy and Investor Relations of KMI and Kinder Morgan G.P., Inc. from January 2000 to July 2001. He served as Vice President, Corporate Development of Kinder Morgan G.P., Inc. from February 1997 to January 2000. Mr. Morgan was Vice President, Corporate Development of KMI from October 1999 to January 2000. Mr. Morgan received an M.B.A. from Harvard Business School and a Bachelor of Arts and a Masters of Arts from Stanford University. As a result of Mr. Morgan’s prior service as a director of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to the board of directors.

Kenneth A. Pontarelli	Director since May 2007 – Age 41

Mr. Pontarelli served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. He is also a Director of KMI. Mr. Pontarelli is a managing director of Goldman, Sachs & Co. Mr. Pontarelli was elected Director of KMI upon the consummation of the Going Private Transaction in May 2007. He joined Goldman, Sachs & Co. in 1997, became a managing director in 2004 and became a partner in 2006. Mr. Pontarelli serves on the boards of directors of CCS Corporation, Cobalt International Energy, Inc., Energy Future Holdings Corp. and Expro International Group Ltd. He received a B.S. from Syracuse University and an M.B.A. from the Harvard Business School. Mr. Pontarelli’s over 10 years of experience as an investment banker and experience as a director of both public and private companies provide him with an understanding of strategic planning, management and financial matters which enhance his contributions to the board of directors.

Fayez Sarofim	Director since May 2007 – Age 83

Mr. Sarofim served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. Over the past five years, Mr. Sarofim has served as a director of Unitrin, Inc. and Argo Group International Holdings, Ltd. and was a director of KMI prior to the Going Private Transaction. As a result of Mr. Sarofim’s prior service as a director of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to the board of directors.

Joel V. Staff	Director since 2011 – Age 68

Mr. Staff was elected as Director in April 2011. Since May 2007, Mr. Staff has acted as a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from April 2003 until his retirement in May 2007. He also served as Reliant Energy, Inc.'s Chairman of the Board from April 2003 to October 2008 and Executive Chairman of the Board from October 2008 until his retirement from the board in June 2009. Mr. Staff was a director of Ensco International Incorporated between May 2002 and May 2008. Mr. Staff's experience as a senior executive in the energy industry provide him with and understanding of the issues we face, which enhance his contributors to our board of directors.

John Stokes	Director since September 2008 – Age 60

Mr. Stokes served as a Manager of Kinder Morgan Holdco LLC from September 2008 until completion of the initial public offering in February 2011, at which time he continued as a Director. Mr. Stokes joined Highstar Capital LP in 2002 as a full-time consultant and became a partner in 2005. Mr. Stokes currently serves on the board of directors of Utilities, Inc. Mr. Stokes received a BS in Mechanical Engineering from Clemson University and an MBA from the University of Miami. Mr. Stokes has over 35 years of experience in various sectors of the infrastructure industry, including conventional and renewable electric power generation, fuel procurement, energy trading, and project development and finance, which enhance his contributions to the board of directors.

R. Baran Tekkora	Director since November 2010 – Age 38

Mr. Tekkora served as a Manager of Kinder Morgan Holdco LLC from November 2010 until completion of the initial public offering in February 2011, at which time he continued as a Director. Mr. Tekkora is a Managing Director of Riverstone Holdings LLC and has been with the firm since 2005. He is primarily engaged in generating and managing the firm’s investments in the midstream and oil field services segments of the energy industry. Prior to joining Riverstone, Mr. Tekkora was a Vice President at Goldman, Sachs & Co. in the Natural Resources Group. Mr. Tekkora joined Goldman, Sachs & Co. in 1996 and focused on all segments of the energy and power industry. Mr. Tekkora serves on the boards of directors of Hudson Products Corp. and Permian Tank & Manufacturing, Inc. Previously, he served on the boards of directors of Petroplus Holdings AG and FDR Holdings Ltd. Mr. Tekkora graduated summa cum laude with a Bachelor degree in Economics and Mathematics from Hamilton College in 1996. Mr. Tekkora has a wide variety of mergers and acquisitions, strategic advisory and capital markets experience in many sectors of the energy industry, which enhance his contributions to the board of directors.

Glenn A. Youngkin	Director since May 2003 – Age 45

Mr. Youngkin served as a Manager of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he continued as a Director. Mr. Youngkin is Chief Operating Officer of The Carlyle Group and serves on Carlyle’s Management Committee. From October 2010 until March 2011, Mr. Youngkin served as Carlyle’s interim chief financial officer. From 2005 to early 2008, Mr. Youngkin was the Global Head of the Industrial investment team. From 2000 to 2005, Mr. Youngkin led Carlyle’s buyout activities in the United Kingdom, and from 1995 to 2000 he was part of the U.S. buyout team. Prior to joining Carlyle, Mr. Youngkin was a management consultant with McKinsey & Company. Mr. Youngkin also previously worked in the investment banking group at CS First Boston. Mr. Youngkin received a B.S. in mechanical engineering and a B.A. in managerial studies from Rice University and his M.B.A. from the Harvard Business School, where he was a Baker Scholar. Mr. Youngkin currently serves on the Board of Directors of PQ Corporation, and Scalina S.A., both Carlyle portfolio companies. Mr. Youngkin also serves on the Board of Trustees of the Langley School and AlphaUSA, and the Board of Directors of the Rice Management Company. Mr. Youngkin has significant experience with public companies and investments and familiarity with our industry and capital markets activity, which enhance his contributions to the board of directors.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THIRTEEN NOMINATED DIRECTORS.

ITEM 2
RATIFICATION AND APPROVAL OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 2011 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various Securities and Exchange Commission filings and tax matters.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares entitled to vote that are present, in person or by proxy, will be required for approval. Proxies will be voted for the proposal unless otherwise specified.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the event stockholders do not ratify and approve the appointment, the selection will be reconsidered by the Audit Committee and our Board of Directors.

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is commonly referred to as a “say on pay” vote.

Compensation Program Highlights

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to:

•	attract, motivate and retain executives who will advance our overall business strategies and objectives to create and return value to our stockholders;

•	link total compensation to financial performance and to the attainment of the company’s short-term and long-term strategic, operational and financial objectives; and

•	align the interests of our named executive officers with the interests of our stockholders.

To achieve these objectives, the majority of for our named executive officers’ total compensation is allocated to the “at risk” portion of our compensation program—the annual cash bonus. For 2011, our executive compensation was weighted toward the cash bonus, payable on the basis of the achievement of pre-established targets for (i) our dividend per share and (ii) KMP’s cash distribution per common unit. Other important elements of our executive compensation program are the following:

•	we pay our executive officers a base salary which we believe is below annual base salaries for comparable positions in the marketplace;

•	the Compensation Committee sets the maximum bonus opportunities available to each executive officer at or before the start of each calendar year;

•
executive compensation is determined independently, although we do compare annually our executive compensation components with market information to ensure that our total compensation package operates effectively and remains both reasonable and competitive with the energy industry;

•	we keep abreast of current trends, developments and emerging issues in executive compensation, and if appropriate, will obtain advice and assistance form outside advisors;

•
we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit, deferred compensation or split-dollar life insurance programs for our executive officers;

•	we do not have employment agreements or change of control agreements with our executive officers, other than with our chief executive officer, Richard D. Kinder; and

•	our chief executive officer, Richard D. Kinder, receives $1 base salary per year from us. Additionally, Mr. Kinder receives no annual bonus or other compensation from us or any of our affiliates.

In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2011 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.

Accordingly, we ask our stockholders to vote on the following resolution:

RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

As an advisory vote, the outcome of this vote is not binding upon the company or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

ITEM 4
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

We recognize that our stockholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Nonetheless, the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

As an advisory vote, this proposal is not binding upon the company or our Board of Directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for Our 2013 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2013 may do so by following the procedures prescribed in Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our Secretary at 500 Dallas, Suite 1000, Houston, TX 77002 no later than November 30, 2012.

Stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2013 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2013 annual meeting, must provide written notice. Such notice should be addressed to the Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2012 Annual Meeting. Under this criterion, stockholders must provide such notice during the period from January 10, 2013 to February 9, 2013.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED MARCH 30, 2012. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

Incorporation By Reference

To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement under the captions “Report of Compensation Committee,” “Report of Audit Committee” and “Performance Graph” will not be deemed incorporated unless specifically provided otherwise in the filing.

We will provide without charge to you upon your request, a copy (without exhibits) of our annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission. You may also obtain copies of exhibits to our Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 500 Dallas, Suite 1000, Houston, Texas 77002, (713) 369-9490.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

If you hold Class P shares, instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m. Eastern Time, on May 9, 2012.

Vote by Internet

• Go to www.envisionreports.com/kmii

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message
    Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and
3 Years for Proposal 4.
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1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Richard D. Kinder	☐	☐	02 - C. Park Shaper	☐	☐	03 - Steven J. Kean	☐	☐
04 - Henry Cornell	☐	☐	05 - Deborah A. Macdonald	☐	☐	06 - Michael Miller	☐	☐
07 - Michael C. Morgan	☐	☐	08 - Kenneth A. Pontarelli	☐	☐	09 - Fayez Sarofim	☐	☐
10 - Joel V. Staff	☐	☐	11 - John Stokes	☐	☐	12 - R. Baran Tekkora	☐	☐
13 - Glenn A. Youngkin	☐	☐

Only Class P and Class A shares may be voted on Proposals 2, 3 and 4.

		For	Against	Abstain		For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.		☐	☐	☐	3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
4. Frequency with which we will hold an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.
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.

   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — Kinder Morgan, Inc.

The 2012 Annual Meeting of our Stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Wednesday, May 9, 2012, beginning at 10:00 a.m. local time. At the Annual Meeting, the holders of our common stock will act on the matters as stated on the reverse side.

The Board of Directors recommends a vote FOR the election of the nominated directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 and the approval, on an advisory basis, of the compensation of our named executive officers.  Our Board recommends that you vote to hold an advisory vote on the compensation of our named executive officers every 3 years.

    B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box
/ /

C     Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.
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